UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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KB HOME
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Dear Fellow Stockholder:
Together with the Board of Directors and the management team of KB Home, I am pleased to invite you to our 2018 Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m., Pacific Time, on Thursday, April 12, 2018, at our Corporate Office, which is located at 10990 Wilshire Boulevard in Los Angeles, California.
2017 in Review
In many ways, 2017 was an exceptional year for our Company. It marked another year of significant growth in our revenues, profitability and returns, driving a total stockholder return of 99% - one of the best in our industry group. We were recognized for our continued work in sustainable homebuilding, focusing on efficient, healthy and technology-enabled homes. And, throughout the year, we celebrated the 60th anniversary of our founding. Our anniversary provided many opportunities to look back at our modest beginnings, progress through the years, and our strong position today to extend our profitable growth into the future.

Entering the year, our initial, high-level expectations were for housing revenues of approximately $4 billion and a homebuilding operating income margin of approximately 6.0%. By year’s end, we had expanded our housing revenues by 21% to $4.3 billion, and produced a 140-basis point increase in our homebuilding operating income margin to 7.1%, excluding inventory-related charges. The combined effect of increasing our scale and improving our profitability drove pretax income of $290 million. Equally as important, we significantly expanded key returns metrics, with our return on invested capital increasing by 220 basis points to 7.4%, and return on equity improving by 370 basis points to 10%.
It was also the first year of our three-year Returns-Focused Growth Plan. The foundation of this Plan is our ability to produce substantial cash flow that we can then deploy in a balanced way to drive our continued profitable growth and reduce our debt. In executing our Plan in 2017, we generated considerable cash that enabled us to invest $1.5 billion in land acquisition and development, lower our debt balance by more than $300 million, and still end the year with over $700 million in cash on our balance sheet and no cash borrowings outstanding on our revolving credit facility.
Housing market conditions remained favorable in 2017, with job and wage growth, and increasing healthy demand from first-time buyers driving sales of new homes. At the same time, supply remained constrained, with existing home inventory nationally falling to a 3.2-month supply in December 2017, and below that in most of the markets in which we build. With these dynamics in place, our focus during the year was on maintaining our strong net order pace per community and increasing prices, where possible.
We were successful with this approach, increasing our year-over-year net order value by 17% to $4.5 billion, on a 6% increase in net orders to 10,900. Our robust net order value growth contributed to our year-end backlog value expanding by 9% to $1.7 billion, our highest year-end backlog in a little over a decade.
In 2017, our joint venture with Stearns Lending, KBHS, became operational and began offering mortgage banking services to homebuyers in our served markets. KBHS contributed to our results through an improving capture rate and growing income stream, by providing a consistent and reliable level of service to our homebuyers, and by supporting our divisions in achieving greater predictability in deliveries. Looking ahead, we expect KBHS to become a more impactful part of our business.
For additional details on our 2017 performance as well as our outlook for 2018 and related business risk factors, please refer to our Annual Report on Form 10-K for the fiscal year ended November 30, 2017.
Sustainability and Innovation
In 2017, we continued our longstanding industry leadership in sustainability, which has become one of our core values and contributes to our goal of making owning a home more affordable for our buyers. Our commitment to sustainability is embedded into every home we build, and enables us to deliver homes that have superior energy and water efficiency, a healthier indoor environment, and enhanced integration of smart-home technologies, as compared to most resale homes.
Our accomplishments in this area were recognized with a number of industry-first awards, including seven consecutive ENERGY STAR® Partner of the Year - Sustained Excellence Awards, three ENERGY STAR Climate Communications awards, and three consecutive WaterSense® Sustained Excellence Awards.  In addition, we earned 18 ENERGY STAR Certified Homes Market Leader awards in 2017, reflecting our leadership in building ENERGY STAR certified homes in each of our served markets.
Responding to the interests of our buyers as part of our customer-driven approach to homebuilding, we expanded our smart-home offerings and collaborations with leading technology companies in 2017.  Our homes include Wi-Fi connected devices, such as thermostats, that are compatible with Apple®’s HomeKit™ and Amazon’s Alexa®.  In addition, we are increasingly working on designing homes that respond to and may even anticipate the homeowner’s needs. We are excited about the possibilities that technology can enable within the homes we build, and look forward to further developing our expertise.

In Closing
We are making excellent progress on our Returns-Focused Growth Plan, and are poised to continue to do so in 2018. We believe our business is well positioned geographically in some of the fastest growing housing markets in the country, with products that are designed to appeal to the strongest demand segment-first-time homebuyers-which made up one-half of our deliveries in 2017. We remain committed to increasing stockholder value, and thank you for your continued support of KB Home. We hope to see you at our Annual Meeting.

Sincerely,

JEFFREY T. MEZGER
Chairman, President and Chief Executive Officer
March 2, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific Time, on Thursday, April 12, 2018.

Location	KB Home Corporate Office, 10990 Wilshire Boulevard, Los Angeles, CA 90024.

Items of Business	(1) Elect ten directors, each to serve for a one-year term.
(2) Advisory vote to approve named executive officer compensation.
(3) Approve the Amended and Restated Rights Agreement.
(4) Ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2018.

The accompanying Proxy Statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the meeting.

Record Date	You are entitled to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder on February 9, 2018.

Voting
Please vote as soon as possible, even if you plan to attend the meeting, to ensure your shares will be represented. You do not need to attend the meeting to vote if you vote before the meeting. If you are a holder of record, you may vote your shares via the Internet, telephone or mail. If your shares are held by a broker or financial institution, you must vote your shares using a method the broker or financial institution provides.

Attending the Meeting
Only stockholders on February 9, 2018, authorized proxy holders of such stockholders and invited guests of the Board of Directors (“Board”) may attend the meeting in person. Picture identification and an admission ticket will be required to attend. The accompanying Proxy Statement describes how to request an admission ticket. We must receive written ticket requests by March 30, 2018.

Annual Report
Copies of our Annual Report on Form 10-K for the fiscal year ended November 30, 2017 (“Annual Report”), including audited financial statements, are being made available to stockholders concurrently with the accompanying Proxy Statement. We anticipate these materials will first be made available on or about March 2, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 12, 2018: Our Proxy Statement and Annual Report are available at www.kbhome.com/investor/proxy.

BY ORDER OF THE BOARD OF DIRECTORS,
WILLIAM A. (TONY) RICHELIEU
Vice President, Corporate Secretary and Associate General Counsel
Los Angeles, California
March 2, 2018

KB HOME 10990 Wilshire Boulevard Los Angeles, CA 90024 (NYSE:KBH)

PROXY STATEMENT
Your Board is furnishing this Proxy Statement and a proxy/voting instruction form or a Notice of Internet Availability, as applicable, to you to solicit your proxy for our 2018 Annual Meeting of Stockholders (“Annual Meeting”). We anticipate these proxy materials will first be made available on or about March 2, 2018. Stockholders can vote via the Internet, telephone or mail or in person at the Annual Meeting, as described under “Annual Meeting, Voting and Other Information.”

ANNUAL MEETING OVERVIEW

This overview provides a brief summary of the items of business for the Annual Meeting. Please review the more detailed information in this Proxy Statement and our Annual Report before voting.

Items of Business		Key Meeting Information

➢	Elect ten directors, each to serve for a one-year term.	Date Time Location To Attend
Thursday, April 12, 2018.
9:00 a.m., Pacific Time.
KB Home Corporate Office
Los Angeles, CA 90024.
You must request an admission ticket to attend the Annual Meeting in person. We must receive written ticket requests by March 30, 2018, as described under “Admission to the Annual Meeting.”

➢	Advisory vote to approve named executive officer (“NEO”) compensation.
➢	Approve the Amended and Restated Rights Agreement.
➢	Ratify Ernst & Young LLP’s appointment as our independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending November 30, 2018.
Board of Directors Nominees
As discussed under “Election of Directors,” below are the nominees for election to the Board at the Annual Meeting.

Name	Year First Elected	Primary Occupation	Committee Membership
Dorene C. Dominguez	2017	Chairwoman and Chief Executive Officer, Vanir Group of Companies, Inc.	ACC
Timothy W. Finchem	2005	Board Chair, The First Tee; Former PGA TOUR Commissioner	MDCC NCGC (Chair)
Dr. Stuart A. Gabriel	2016	Director, Richard S. Ziman Center for Real Estate at UCLA; and Professor of Finance and Arden Realty Chair, UCLA Anderson School of Management	ACC
Dr. Thomas W. Gilligan	2012	Director, Hoover Institution on War, Revolution and Peace	ACC NCGC
Kenneth M. Jastrow, II	2001	Former Chairman and CEO, Temple-Inland Inc.	MDCC (Chair)
Robert L. Johnson	2008	Founder and Chairman, The RLJ Companies	MDCC NCGC
Melissa Lora	2004	President, Taco Bell International	ACC (Chair) MDCC
Jeffery T. Mezger	2006	Chairman, President and Chief Executive Officer (“CEO”), KB Home	N/A
James C. Weaver	2017	Chief Executive Officer, McCombs Partners	ACC
Michael M. Wood	2014	Founder and Chairman, Redwood Investments LLC	ACC NCGC
Committee Key: “ACC”=Audit and Compliance; “MDCC”=Management Development and Compensation; “NCGC”=Nominating and Corporate Governance

Your Board recommends a vote “FOR” the election of each director nominee

Advisory Vote to Approve NEO Compensation
As shown below, and as discussed under “Compensation Discussion and Analysis,” we believe we have a strong alignment of our executive compensation with performance that supports advisory approval of 2017 fiscal year NEO compensation.

FY2017 KEY PERFORMANCE METRICS
Stockholder Returns	Total Stockholder Return (“TSR”) Return on Equity	ñ	99% 10% (+370 basis points)
Financial Results	Total Revenues Homebuilding Operating Income Total Pretax Income Net Income	ñ	22% 86% 94% 71%
Operating Results	Net Order Value Year-End Backlog Value	ñ	17% 9%

CEO Compensation-TSR Alignment

$14,000
$12,000
$10,000
$8,000
$6,000
CEO Compensation
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Indexed TSR

	2013	2014	2015	2016	2017
Pay ($000s)	$7,001	$10,349	$8,857	$8,957	$9,945
Indexed TSR	$123.00	$124.00	$100.00	$113.00	$225.00

Your Board recommends an advisory vote “FOR” approval of NEO compensation
Approve the Amended and Restated Rights Agreement
As discussed under “Approve the Amended and Restated Rights Agreement,” the Board believes it is important to maintain the protections of our Rights Agreement to help preserve the valuable tax benefits of our significant remaining net operating losses for up to three more years.

Your Board recommends a vote “FOR” approving the Amended and Restated Rights Agreement
Independent Auditor Appointment
As discussed under “Audit Matters,” we are seeking stockholder ratification of the Audit and Compliance Committee’s appointment of Ernst & Young LLP as our Independent Auditor for the fiscal year ending November 30, 2018.

Your Board recommends a vote “FOR” ratifying Ernst & Young LLP’s appointment

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board is elected by our stockholders to oversee the management of our business and to assure that our stockholders’ long-term interests are being served. The Board carries out this role subject to Delaware law (our state of incorporation), and in accordance with our Corporate Governance Principles. The Board held five meetings during 2017.

Corporate Governance Highlights
• All directors are independent, except our CEO, and elected annually under a majority voting standard.	• There is Board-level oversight of our political contributions.
• Our three standing Board committees are entirely composed of independent directors.	• All directors, senior executives and employees must comply with the standards of conduct in our Ethics Policy.
• Non-employee directors meet in executive sessions at each in-person Board meeting, and any non-employee director can request additional executive sessions.	• Each director attended at least 75% of the meetings of the Board and Board committees on which they served during 2017.
• All directors, senior executives and employees are prohibited from pledging or hedging their holdings of our securities.	• We expect all directors to attend our annual meeting of stockholders. All directors serving at the time attended our 2017 Annual Meeting of Stockholders on April 13, 2017.
• Beginning with 2017 awards, employee equity award agreements require double-trigger vesting in a change in control.	• Executive officers are subject to an incentive compensation clawback policy.
• Directors and senior executives are subject to strong stock ownership requirements.	• We have one class of voting securities and no supermajority voting requirements (except as provided by Delaware law).
Board Leadership
The Board believes that having an independent director serve as Chairman or Lead Independent Director is the most appropriate Board leadership structure to carry out its role and responsibilities. In August 2016, and again in April 2017, the non-employee directors elected Mr. Mezger, our CEO, as Chairman based on his fundamental understanding of our business model, effective operational leadership and capable service as a director since 2006, and their belief that his serving as Chairman and CEO would further enhance the execution of our core strategies to achieve our long-term growth goals. Board governance is balanced by a robust Lead Independent Director position with the duties listed below, which are designed to maintain the Board’s steady independent oversight of our business. Ms. Lora was elected Lead Independent Director in November 2016 and again in April 2017.

Lead Independent Director Duties
• Preside at all meetings of the Board at which the Chairman is not present, and at all executive sessions of the non-employee directors.
• Serve as liaison between the Chairman and the non-employee directors.
• Consult with the Chairman, Board committee chairs and other non-employee directors (as appropriate) regarding meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items, and regarding the content and flow of information to the Board.

• Organize and preside at meetings of the non-employee directors at any time and for any purpose.
• Provide Board leadership if there is (or there is perceived to be) a conflict of interest with respect to the role of a Chairman who is also the Chief Executive Officer.
• If requested by major stockholders, being available to them for consultation and communication as appropriate.
• Any such additional responsibilities, duties and functions as set forth in our Corporate Governance Principles or By-Laws, or as may otherwise be determined by the Board from time to time.
Director Independence
We believe that a substantial majority of our directors should be independent. To be independent, the Board must affirmatively determine that a director does not have any direct or indirect material commercial or charitable relationship with us based on all relevant facts and circumstances. The Board makes independence determinations from information supplied by directors, director nominees and other sources, the Nominating and Corporate Governance Committee’s prior review and recommendation, and certain categorical standards contained in our Corporate Governance Principles that are consistent with

New York Stock Exchange (“NYSE”) listing standards. The Board has determined that, other than Mr. Mezger, all directors who served in 2017 and all director nominees are independent. In making its independence determinations, the Board found that Ms. Dominguez’s independence was not impaired by, and she did not have a direct or indirect material interest in, one of our division office’s leasing from CIT Group (where she serves as a non-employee director) a nominal number of copy machines; and that Mr. Wood’s independence was not impaired by, and he did not have a direct or indirect material interest in, our receipt of consulting services and research data in 2017 from a firm in which he owns a <1% passive equity interest.
Board Committee Information
The Board has three standing committees — Audit and Compliance (“Audit Committee”); Management Development and Compensation (“Compensation Committee”); and Nominating and Corporate Governance (“Nominating Committee”) — to which it has delegated various duties. The Board appoints the members of and has adopted a charter for each committee. At each regular Board meeting, the committee chairs report to the Board on their particular committee’s activities. The Board and each committee conduct an annual evaluation of their respective performance, with each committee reporting on its own assessment to the full Board. Each committee member served during all of 2017, other than Ms. Dominguez and Mr. Weaver, who both joined the Audit Committee upon their election to the Board on July 12, 2017 and October 5, 2017, respectively. Robert L. Patton, Jr. served on the Audit Committee and the Nominating Committee during 2017 until his resignation from the Board effective April 13, 2017.

	Audit Committee		Compensation Committee		Nominating Committee
Members	Lora (Chair) Dominguez Gabriel	Gilligan Weaver Wood	Jastrow (Chair) Finchem Johnson	Lora	Finchem (Chair) Gilligan Johnson	Wood
FY2017 Meetings	6		5		4
Key Duties
– Oversees our corporate accounting and reporting practices and audit process, including our Independent Auditor’s qualifications, independence, retention, compensation and performance.
– Is authorized to approve our incurring, guaranteeing or redeeming debt, and our entry into certain transactions.

– Evaluates and determines our CEO’s compensation.
– Determines the compensation of our CEO’s direct reports.
– Oversees an annual review of leadership development and workforce succession plans at all management levels, including for the CEO.
– Evaluates and recommends non-employee director compensation and benefits.

– Oversees our corporate governance policies and practices.
– Reviews “related party transactions,” as discussed below.
– Oversees annual Board and committee performance evaluations.
– Identifies, evaluates and recommends qualified director candidates to the Board.

Other Items
– Each member is financially literate, and an “audit committee financial expert,” per NYSE listing standards and Securities and Exchange Commission (“SEC”) rules.
– It is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934.
– The Board determined that Dr. Gabriel’s simultaneous service on the audit committees of three other public companies does not impair his ability to serve effectively on the Audit Committee.

– Each member is a “non-employee director” under SEC rules and an “outside director” under Internal Revenue Code (“Code”) Section 162(m).
– Is assisted with its duties by our management and an outside consultant, Frederic W. Cook & Co., Inc. (“FWC”).
– May delegate its duties to our management, except the authority to grant equity-based awards, or to a Board subcommittee.

– Regularly evaluates the skills and characteristics of current and potential directors, and identified for each individual the Board has nominated for election at the Annual Meeting certain specific skills and qualifications that led to the Board’s determination that each such nominee should serve as a director, as described under “Election of Directors.”

			Compensation Committee Interlocks and Insider Participation None of our directors or executive officers had any relationship that would constitute a “compensation committee interlock” under SEC rules.

Board Role in Risk Oversight
As described below, the Board oversees our management’s plans, policies and processes for identifying, assessing and addressing business risks while advancing our strategic goals. The Board has delegated its risk oversight responsibilities to the Audit Committee, except for employee compensation-related risks that are under the Compensation Committee’s purview.

Audit Committee Role. The Audit Committee oversees our management’s performance of an annual enterprise risk management assessment that identifies significant risks in our business and operations, along with corresponding mitigating factors, and receives periodic updates upon request or as deemed appropriate. The Audit Committee chair reports to the Board on significant risks as deemed appropriate. In addition, at each of its regular meetings, the Audit Committee receives reports from our senior finance, accounting, legal and internal audit executives, and conducts separate executive sessions with each of those executives and with our Independent Auditor to discuss matters relevant to their respective duties and roles, including risk areas.

Compensation Committee Role. The Compensation Committee oversees an annual employee compensation risk assessment performed by FWC together with our management that largely focuses on potential policy and program design and implementation risks. The Compensation Committee also reviews and, as appropriate, approves compensation arrangements developed by our senior human resources personnel. The Compensation Committee chair reports to the Board on significant risks as deemed appropriate. Based on this oversight approach and our most recent annual risk assessment, we do not believe that our present employee compensation policies and programs are likely to have a material adverse effect on us.

Certain Relationships and Related Party Transactions
The Nominating Committee reviews any transactions, arrangements or relationships in which we participate and in which a director, director nominee, executive officer or beneficial owner of five percent or more of our common stock (or, in each case, an immediate family member) had or will have a direct or indirect material interest (a “Covered Transaction”), except as otherwise determined by the Board. Covered individuals and stockholders are expected to inform our Corporate Secretary of Covered Transactions, and we collect information from our directors, director nominees and executive officers about their and their family members’ affiliations so that we can review our records for any such transactions.
Per the policy and procedures set forth in its Charter, the Nominating Committee will approve or ratify a Covered Transaction if, based on a review of all material facts and feasible alternatives, it deems the transaction to be in our and our stockholders’ best interests. In addition, specified categories of transactions set forth in the Nominating Committee’s Charter are deemed pre-approved/ratified, including those in which the total amount involved is less than or equal to $120,000; and those that would not (a) need to be reported under federal securities laws, (b) be deemed to impair a director’s independence under our Corporate Governance Principles or (c) be deemed to be a conflict of interest under our Ethics Policy. There were no Covered Transactions in 2017.
Director Qualifications and Nominations
The Nominating Committee evaluates and recommends individuals for election to the Board at regular or special meetings and at any point during the year, taking into consideration the attributes listed in our Corporate Governance Principles and diversity of background and personal experience, among other factors. Diversity may encompass race, ethnicity, national origin and gender, geographic residency, educational and professional history, community or public service, expertise or knowledge base and/or other tangible and intangible aspects of an individual in relation to the personal characteristics of current directors and other potential director nominees. There is no formal policy as to how diversity is applied, and an individual’s background and personal experience, while important, do not necessarily outweigh any other factors.
Individuals may be nominated by current directors, and the Nominating Committee has retained professional search firms from time to time to assist with director recruitment. Current directors recommended Ms. Dominguez and Mr. Weaver as candidates prior to their respective elections to the Board in 2017. A professional firm assisted with our outreach to Ms. Dominguez. Security holders may propose director nominees by following the procedures set forth in our By-Laws, which require, among other things, timely advance written notice to our Corporate Secretary of any potential nominee that contains specified information about the nominee and the nominating security holder. Director nominees proposed by security holders are considered in the same manner as any other potential nominees.
Communicating with the Board
As set forth in our Corporate Governance Principles, any interested party may write to the Board, to the Chairman of the Board, to the Lead Independent Director or to any director in care of our Corporate Secretary at KB Home, 10990 Wilshire Boulevard, Los Angeles, CA 90024.

DIRECTOR COMPENSATION
Our directors (other than Mr. Mezger, who is not paid for his Board service) are primarily compensated under a plan the Board approved in October 2014, as described below. Director compensation is based on service for a “Director Year,” a period that begins on the date of an annual meeting of stockholders and ends on the day before the next annual meeting.

Non-Employee Director Compensation
Board Retainer	$100,000
Equity Grant (value)	$145,000
Lead Independent Director Retainer	$40,000*
Committee Chair Retainers	$25,000 (Audit Committee) $18,000 (Compensation Committee) $15,000 (Nominating Committee)
Committee Member Retainers	$10,000 (Audit Committee) $7,000 (Compensation Committee) $5,000 (Nominating Committee)
Meeting Fees	$1,500 (for each additional non-regularly scheduled meeting)
* The Board established the Lead Independent Director retainer in August 2016.
Non-Employee Director Compensation Components.
Retainers. Each director may elect to receive their respective retainers in equal quarterly cash installments, as a grant of unrestricted shares of our common stock and/or as a grant of fully vested deferred common stock awards (“stock units”), with any such equity-based grants made as described below. Committee retainer differences reflect relative workloads.
Equity Grant. Each director may generally elect to receive their equity grant in unrestricted shares of our common stock and/or in stock units. Grants are made on the first date of a Director Year, with the rounded number of shares/units granted based on our common stock’s closing price on that date. Directors will receive a share of our common stock for each stock unit they hold on the earlier of a change in control or leaving the Board. Directors receive cash dividends on their common stock, and cash dividend equivalent payments on their stock units. Stock units have no voting rights. If a director has not satisfied the stock ownership requirement by the applicable time (as described under “Stock Ownership Requirements”), the director can only receive stock units for the equity grant, and cannot dispose of any shares of our common stock until the director satisfies the ownership requirement or leaves the Board.
Meeting Fees. These fees are payable to directors who attend any Board or committee meeting that is not a regularly scheduled meeting and have also attended the Board’s or the applicable committee’s prior Director Year meetings. No such fees were paid in 2017.
Directors elected to the Board other than at an annual meeting receive prorated compensation, with equity grants made on their election date. We also pay directors’ travel-related expenses for Board meetings and Board activities.
Director Compensation During Fiscal Year 2017

Name(a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)	All Other Compensation ($)	Total ($)
Ms. Dominguez	$55,000	$72,500	$—	$127,500
Mr. Finchem	—	267,000	—	267,000
Dr. Gabriel	110,000	145,000	—	255,000
Dr. Gilligan	115,000	145,000	—	260,000
Mr. Jastrow	118,000	145,000	—	263,000
Mr. Johnson	100,000	157,000	—	257,000
Ms. Lora	10,000	317,000	—	327,000
Mr. Weaver	36,250	27,500	—	63,750
Mr. Wood	100,000	160,000	—	260,000

(a)	Ms. Dominguez was elected to the Board on July 12, 2017, and Mr. Weaver was elected to the Board on October 5, 2017. Therefore, each received prorated compensation during 2017.

(b)
Fees Earned or Paid in Cash. These amounts generally represent the cash retainers paid to directors per their elections. The amount for Ms. Lora reflects her Lead Independent Director retainer paid in the 2017 first quarter for the 2016–2017 Director Year.

(c)
Stock Awards. These amounts represent the aggregate grant date fair value of the unrestricted shares of our common stock or stock units granted to our directors in 2017. The grant date fair value of each such award is equal to the closing price of our common stock on the date of grant. All such grants were made on April 13, 2017, except that Ms. Dominguez’s and Mr. Weaver’s grants were made on the respective dates on which they were elected to the Board. The table below shows the respective grants of unrestricted shares of our common stock and/or stock units to our directors in 2017 and each director’s total holdings of equity-based compensation awards as of February 16, 2018.

Name	2017 Common Stock Grants (#)	2017 Stock Unit Grants (#)	Total Holdings (#)(i)
Ms. Dominguez	3,051	—	3,051
Mr. Finchem	—	13,288	180,142
Dr. Gabriel	7,217	—	17,251
Dr. Gilligan	7,217	—	65,489
Mr. Jastrow	—	7,217	153,018
Mr. Johnson	7,814	—	156,682
Ms. Lora	—	15,777	223,749
Mr. Weaver	1,413	—	1,413
Mr. Wood	746	7,217	44,314

(i)
Total Holdings. These amounts reflect the directors’ total respective outstanding holdings of equity-based compensation awards, consisting of grants of unrestricted shares of our common stock, stock units and stock options in the following amounts: Ms. Dominguez 3,051, 0 and 0; Mr. Finchem 0, 124,792 and 55,350; Dr. Gabriel 17,251, 0 and 0; Dr. Gilligan 17,251, 21,349 and 26,889; Mr. Jastrow 10,034, 87,634 and 55,350; Mr. Johnson 28,570, 34,769 and 93,343; Ms. Lora 0, 157,179 and 66,570; Mr. Weaver 1,413, 0 and 0; and Mr. Wood 1,784, 31,152 and 11,378. Director stock options were last granted in April 2014, as they ceased being a component of director compensation after that date; accordingly, no director stock options have been granted to Ms. Dominguez, Dr. Gabriel or Mr. Weaver. Some director stock options held by Mr. Johnson (37,993) and Ms. Lora (11,220) have 15-year terms. The remainder have ten-year terms. For directors who leave the Board due to retirement or disability (in each case as determined by the Compensation Committee), or death, their stock options will be exercisable for the options’ respective remaining terms. Otherwise, director stock options must be exercised by the earlier of their respective terms or the first anniversary of a director’s leaving the Board (for 15-year stock options), or the third anniversary of leaving the Board (for ten-year stock options). Based on the directors’ respective elections, each director stock option represents a right to receive shares of our common stock equal in value to the positive difference between the option’s stated exercise price and the fair market value of our common stock on an exercise date, and are therefore settled in a manner similar to stock appreciation rights (and are referred to in this Proxy Statement as “Director SARs”). No Director SARs held by current directors have been so settled.

Indemnification Agreements. We have agreements with our directors that provide them with indemnification and advancement of expenses to supplement what our Certificate of Incorporation and insurance policies provide, subject to certain limitations.
Directors’ Legacy Program. We established the Directors’ Legacy Program in 1995 to recognize our and our directors’ interests in supporting educational institutions and other charitable organizations. The Board closed the program to new participants in 2007. As a result, Messrs. Finchem and Jastrow and Ms. Lora are the only current directors who are participants in the program. All program participants have fully vested in their donation amount; however, neither they nor their families receive any proceeds, compensation or tax savings associated with the program. Under the program, we will make a charitable donation on each participant’s behalf of up to $1 million to up to five participant-designated, qualifying institutions or organizations. Donations are paid in ten equal annual installments directly to the designated recipient institutions or organizations after a participant’s death. We maintain life insurance policies to help fund these donations, but no premium payments for the policies were required to be made in 2017. Premium payments, where required, vary depending on participants’ respective ages and other factors. The total amount payable under the program at November 30, 2017 was $14.9 million.

ELECTION OF DIRECTORS

The Board will present as nominees at the Annual Meeting, and recommends our stockholders elect to the Board, each of the individuals named below for a one-year term ending at the election of directors at our 2019 Annual Meeting of Stockholders. Each nominee has consented to being nominated and has agreed to serve as a director if elected. Each nominee is standing for re-election, except for Ms. Dominguez and Mr. Weaver, who were each elected to the Board in 2017. Should any of the nominees become unable to serve as a director prior to the Annual Meeting, the individuals named as proxies for the meeting will, unless otherwise directed, vote for the election of another person as the Board may recommend. On the date of the Annual Meeting, if the Board’s nominees are elected, the Board will have ten directors. There are no term limits for directors.
Voting Standard To be elected, each nominee must receive a majority of votes cast in favor (i.e., the votes cast for a nominee’s election must exceed the votes cast against their election).

Director Resignation Policy. Our Corporate Governance Principles provide that a director nominee who fails to win election to the Board in an uncontested election is expected to tender their resignation from the Board (or to have previously submitted a conditional tender). An “uncontested election” is one in which there is no director nominee that has been nominated by a stockholder in accordance with our By-laws. This election is an uncontested election. If an incumbent director fails to receive the required vote for election in an uncontested election, the Nominating Committee will act promptly to determine whether to accept the director’s resignation and will submit its recommendation for the Board’s consideration. The Board expects the director whose resignation is under consideration to abstain from participating in any decision on that resignation. The Nominating Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation.

BOARD RECOMMENDATION: FOR THE ELECTION OF EACH DIRECTOR NOMINEE
Provided below is information on each director nominee’s skills and qualifications, and current and former professional experience, including current and any former (within the past five years) public company directorships.

Dorene C. Dominguez Chairwoman and Chief Executive Officer, Vanir Group of Companies, Inc.	Age: 55 Elected in 2017
Other Professional Experience:
–Board Member, California Chamber of Commerce (2017-Present)
–Board Member, Pride Industries, nonprofit employer of individuals with disabilities (2009-Present)
–Latino Studies Advisory Board Member, University of Notre Dame (2007-Present)

Public Company Directorships: –KB Home –CIT Group Inc.

Dorene C. Dominguez has served since 2004 as Chairwoman and Chief Executive Officer of the Vanir Group of Companies, Inc. and its subsidiaries Vanir Construction Management, Inc. and Vanir Development Company, Inc., which provide a wide range of program, project and construction management services for clients in the healthcare, education, justice, water/wastewater, public buildings, transportation and energy markets throughout the United States. Ms. Dominguez also serves as Chair of The Dominguez Dream, a nonprofit organization that provides academic enrichment programs in math, science, language arts and engineering to elementary schools in underserved communities.
Ms. Dominguez has extensive experience in executive management, finance, and civic engagement, as well as significant expertise in project and asset management and real estate development.  She also has a substantial presence and is well-regarded in California, an important market for us.

Timothy W. Finchem Board Chair, The First Tee; Former PGA TOUR Commissioner	Age: 70 Director Since: 2005
Other Professional Experience:
–PGA TOUR Commissioner (1994-2016)
–Deputy Advisor to the President, White House Office of Economic Affairs (1978-1979)
–Co-founder, National Marketing and Strategies Group (1980-1986)

Public Company Directorships: –KB Home

Mr. Finchem has been Board Chair of The First Tee, a nonprofit youth development organization providing educational programs through the game of golf, since it was founded in 1997. He previously served as Commissioner of the PGA TOUR, a membership organization for professional golfers, from 1994 until his retirement in December 2016. He joined the PGA TOUR in 1987, and was promoted to Deputy Commissioner and Chief Operating Officer in 1989. Mr. Finchem has demonstrated success in broadening the popularity of professional golf among the demographic groups that make up our core homebuyers, and has experience in residential community development. He also has a substantial presence in Florida, one of our key markets.

Dr. Stuart A. Gabriel Director, Richard S. Ziman Center for Real Estate at UCLA; and Professor of Finance and Arden Realty Chair, UCLA Anderson School of Management	Age: 64 Director Since: 2016
Other Professional Experience:
–Director and Lusk Chair, USC Lusk Center for Real Estate (1997-2007)
–Associate Professor/Professor, Finance and Business Economics, USC Marshall School of Business (1990-1997)
–Economics Staff Member, Federal Reserve Board (1986-1990)

Public Company Directorships: –KB Home –KBS Real Estate Investment Trust, Inc. –KBS Real Estate Investment Trust II, Inc. –KBS Real Estate Investment Trust III, Inc.

Dr. Gabriel has been since 2007 the director of the Richard S. Ziman Center for Real Estate at UCLA, and Professor of Finance and Arden Realty Chair at the UCLA Anderson School of Management. With Dr. Gabriel’s significant professional experience in and distinguished study of macroeconomics and real estate, mortgage and finance markets, he has considerable knowledge and insight with respect to the economic, regulatory and financial drivers that affect housing and homebuilding at local, regional and national levels. In addition, with his two decades of service in leadership roles at two of the most preeminent academic institutions in the country—UCLA and USC—he has substantial management and administrative expertise, and is highly respected for his perspective on housing and land use matters in California, an important market for us, and nationally.

Dr. Thomas W. Gilligan Director, The Hoover Institution on War, Revolution and Peace	Age: 63 Director Since: 2012
Other Professional Experience:
–Dean, McCombs School of Business (2008-2015)
–Interim Dean, USC Marshall School of Business (2006-2007)
–Staff Economist, White House Council of Economic Advisors (1983-1984)

Public Company Directorships: –KB Home –Southwest Airlines Co.

Dr. Gilligan has been the Tad and Dianne Taube Director of The Hoover Institution on War, Revolution and Peace at Stanford University since September 2015. The Hoover Institution is a public policy research center devoted to the advanced study of economics, politics, history and political economy, as well as international affairs. Dr. Gilligan has deep knowledge of and significant academic credentials in the fields of finance, economics and business administration, and brings extensive leadership skills and experience from his many years of service as a dean at two of the premier post-graduate business schools in the country and his current position as the head of a prominent public policy institution. In addition, he is well-known and highly regarded, professionally and personally, in both Texas and California, which are key markets for us.

Kenneth M. Jastrow, II Former Chairman and CEO, Temple-Inland Inc.	Age: 70 Director Since: 2001
Other Professional Experience:
–Non-Executive Chairman, Forestar Group Inc., a real estate and natural resources company (2007-2015)
–Chairman and Chief Executive Officer, Temple-Inland Inc., a paper, forest products and financial services company (2000-2007)

Public Company Directorships: –KB Home –MGIC Investment Corporation –Genesis Energy, LLC –Forestar Group Inc. (2007-2015)

Kenneth M. Jastrow, II has extensive experience and leadership in the paper, building products, forestry, real estate and mortgage lending industries, enabling him to provide critical perspective on businesses that impact the homebuilding industry, and on sustainability practices. He also brings significant corporate governance expertise from his service on several public company boards, and has a substantial presence in Texas, a key market for us.

Robert L. Johnson Founder and Chairman, The RLJ Companies	Age: 71 Director Since: 2008
Other Professional Experience:
–Founder and Chief Executive Officer, Black Entertainment Television (BET), a television and entertainment network (1979-2006)
–Museum Council Member, Smithsonian Institution’s National Museum of African American History and Culture (2004-Present)

Public Company Directorships: –KB Home –Lowe’s Companies, Inc. –RLJ Entertainment, Inc. –RLJ Lodging Trust –Strayer Education, Inc. (2003-2016)

Robert L. Johnson is founder and chairman of The RLJ Companies, an innovative business network that owns or holds interests in a diverse portfolio of companies in the consumer financial services, private equity, investment banking, real estate, hospitality, professional sports, film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies in 2004, Mr. Johnson was founder and chief executive officer of BET, which was acquired by Viacom Inc. in 2001. He continued to serve as chief executive officer of BET until 2006. Mr. Johnson has significant experience in real estate, finance, mortgage banking and brand-building enterprises and a unique and diverse background in a number of industry sectors.

Melissa Lora President, Taco Bell International	Age: 55 Director Since: 2004 Lead Independent Director Since: 2016
Other Professional Experience:
–Global Chief Financial and Development Officer, Taco Bell Corp. (2012-2014)
–Chief Financial Officer, Taco Bell Corp. (2001-2012)
–Regional Vice President and General Manager, Taco Bell Corp. (1998-2000)

Public Company Directorships: –KB Home –MGIC Investment Corporation

Melissa Lora has been since 2013 the President of Taco Bell International, a segment of Taco Bell Corp., which is a division of Yum! Brands, Inc., one of the world’s largest restaurant companies. Taco Bell Corp. recently announced that Ms. Lora will retire from her position in summer 2018. Ms. Lora is very knowledgeable of and has substantial experience and expertise in financial matters as well as in managing real estate assets. She has made significant contributions to the work of the Audit Committee since joining the Board and has provided strong leadership as its chair since 2008. In November 2016, the Board elected Ms. Lora as Lead Independent Director.

Jeffrey T. Mezger Chairman, President and Chief Executive Officer, KB Home	Age: 62 Director Since: 2006 Chairman Since: 2016
Other Professional Experience:
–Executive Board Member, USC Lusk Center for Real Estate (2000-2017)
–Policy Advisory Board Member, Fisher Center for Real Estate and Urban Economics at UC Berkeley Haas School of Business (2010-present)
–Policy Advisory Board Member, Harvard Joint Center for Housing Studies (2004 -2017; Board Chair 2015-2016)
–Founding Chairman, Leading Builders of America (2009-2013; Executive Committee member until 2016)

Public Company Directorships: –KB Home

Jeffrey T. Mezger has been our President and Chief Executive Officer since November 2006, and was elected Chairman of the Board in 2016. Prior to becoming President and Chief Executive Officer, Mr. Mezger served as our Executive Vice President and Chief Operating Officer, a position he assumed in 1999. From 1995 until 1999, Mr. Mezger held a number of executive posts in our southwest region, including Division President, Arizona Division, and Senior Vice President and Regional General Manager over Arizona and Nevada. Mr. Mezger joined us in 1993 as president of the Antelope Valley Division in Southern California. In 2012, Mr. Mezger was inducted into the California Homebuilding Foundation Hall of Fame. As our CEO, Mr. Mezger has demonstrated consistently strong operational leadership, and ownership of our business strategy and its results. He has also established himself as a leading voice in the industry through his nearly 40 years of experience in the public homebuilding sector.

James C. Weaver Chief Executive Officer, McCombs Partners	Age: 42 Elected in 2017
Other Professional Experience:
–Board Member and Current Chair Pro Tem, San Antonio Branch, Federal Reserve Bank of Dallas (Member 2014-Present; Chair 2016-Present)
–Member, The University of Texas System Board of Regents (2017-Present)
–Member, The McCombs School of Business Advisory Board (2014-Present)
–San Antonio Chamber of Commerce Board of Directors (Member 2014-2017; Chairman 2016-2017)

Public Company Directorships: –KB Home

James C. Weaver has been since 2006 the Chief Executive Officer of McCombs Partners, the investment management division of McCombs Enterprises, overseeing the implementation of the firm’s investment strategies, including management of its direct investments in private operating businesses.  He began his career at McCombs as an investment analyst in 2000. Mr. Weaver also serves as a director of several private companies, including Circuit of the Americas, Cox Enterprises, Inc. and Southern Towing Company. Mr. Weaver has considerable experience in executive leadership, business strategy and execution, financial planning and analysis, and asset/investment management across a broad range of industries, and brings critical insight on governance and economic and regulatory policymaking. In addition, with his professional achievements and significant community involvement, he has a substantial presence and is well-regarded in Texas, a core market for us.

Michael M. Wood Founder and Chairman, Redwood Investments LLC	Age: 70 Director Since: 2014
Other Professional Experience:
–Chairman, Winsight, LLC, a business-to-business publishing company (2012-2017)
–U.S. Ambassador to Sweden (2006-2009)
–Co-Founder and Chief Executive Officer, Hanley Wood LLC, a business-to-business publishing company (1976-2005)

Public Company Directorships: –KB Home

Michael M. Wood is founder and chairman of Redwood Investments LLC, a Washington, D.C.-based investment company established in 2005 and concentrating in media, real estate and alternative energy. In 2009, Mr. Wood received from the King of Sweden the insignia of Commander Grand Cross, Order of the Polar Star medal given by Sweden’s Royal Family to people of foreign birth who make significant contributions to Sweden. Prior to becoming the U.S. Ambassador to Sweden, Mr. Wood was co-founder and CEO of Hanley Wood LLC, the leading media company in the construction industry and one of the ten largest business-to-business media companies in the U.S. Mr. Wood has extensive knowledge of the homebuilding industry and significant experience in real estate and alternative energy investing, providing substantial insight and expertise with respect to our business operations and our longstanding commitment to sustainability. He also has a distinguished policymaking background.

OWNERSHIP OF KB HOME SECURITIES
The table below shows the amount and nature of our non-employee directors’ and NEOs’ respective beneficial ownership of our common stock as of February 16, 2018. Except as otherwise indicated below, the beneficial ownership is direct and each owner has sole voting and investment power with respect to the reported securities holdings.

Non-Employee Directors	Total Ownership(a)	Stock Options(b)	Restricted Stock(b)
Dorene C. Dominguez	3,051	—	—
Timothy W. Finchem	180,142	55,350	—
Dr. Stuart A. Gabriel	17,251	—	—
Dr. Thomas W. Gilligan	65,489	26,889	—
Kenneth M. Jastrow, II	153,018	55,350	—
Robert L. Johnson	156,682	93,343	—
Melissa Lora	225,792	66,570	—
James C. Weaver	1,413	—	—
Michael M. Wood	44,314	11,378	—
Named Executive Officers
Jeffrey T. Mezger	4,256,314	3,495,027	—
Jeff J. Kaminski	388,991	262,559	25,273
Albert Z. Praw	298,883	187,606	17,875
Brian J. Woram	576,551	437,461	17,155
William R. Hollinger	584,747	429,772	10,170
All directors and executive officers as a group (15 people)	7,201,141	5,308,769	78,898

(a)
No non-employee director or NEO owns more than 1% of our outstanding common stock, except for Mr. Mezger, who owns 4.3%. All non-employee directors and executive officers as a group own 8.6% of our outstanding common stock. The total ownership amounts reported for each non-employee director includes their respective aggregate equity-based compensation awards, as described under “Director Compensation.” Dr. Gabriel, Ms. Lora, Mr. Wood and Mr. Kaminski each hold their respective reported total ownership amounts in family trusts over which they have shared voting and investment control with their respective spouses. The amounts reported in this column for directors include 2,043 shares of our common stock that Ms. Lora directly owns.

(b)
The reported stock option amounts are the shares of our common stock that can be acquired within 60 days of February 16, 2018 through the exercise of Director SARs (as described under “Director Compensation”), or common stock option awards (for the NEOs). The respective reported Director SAR/stock option and restricted common stock amounts are included in the total ownership amounts reported for each non-employee director and NEO.

The table below shows the beneficial ownership of each stockholder known to us to beneficially own more than five percent of our common stock. Except for the Grantor Stock Ownership Trust (“GSOT”), the below information (including footnotes) is based solely on the stockholders’ respective Schedule 13G or Schedule 13G/A filings with the SEC, and reflect their respective determinations of their and/or their respective affiliates’ and subsidiaries’ ownership as of December 31, 2017. Some of the percentage ownership figures below have been rounded.

Stockholder(a)	Total Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	10,649,861	12%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	9,394,663	11%
KB Home Grantor Stock Ownership Trust(b) Wells Fargo Retirement and Trust Executive Benefits, One West Fourth Street, Winston-Salem, NC 27101	8,897,954	9%

(a)	The stockholders’ respective voting and dispositive power with respect to their reported ownership is presented below, excluding the GSOT.

	Blackrock, Inc.(i)	The Vanguard Group, Inc.(ii)
Sole voting power	10,476,648	108,498
Shared voting power	—	11,562
Sole dispositive power	10,649,861	9,280,566
Shared dispositive power	—	114,097

(i)	Blackrock, Inc. is a parent holding company. A BlackRock, Inc. subsidiary, BlackRock Fund Advisors, beneficially owned five percent or more of our outstanding shares.

(ii)
The Vanguard Group, Inc. is an investment adviser to various investment companies. Its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., beneficially own 102,535 and 17,525 shares, respectively.

(b)
The GSOT’s percent of class figure is relative to the total number of shares of our common stock entitled to vote at the Annual Meeting, as described under “Annual Meeting, Voting and Other Information.” The GSOT holds these shares pursuant to a trust agreement with Wells Fargo Bank, N.A. as trustee. Both the GSOT and the trustee disclaim beneficial ownership of the shares. Under the trust agreement, our employees who hold unexercised common stock options under our employee equity compensation plans determine the voting of the GSOT shares. The number of GSOT shares that any one employee can direct the vote of depends on how many eligible employees submit voting instructions to the trustee. Employees who are also directors cannot vote GSOT shares; therefore, Mr. Mezger cannot direct the vote of any GSOT shares. If all eligible employees submit voting instructions, our other NEOs can direct the vote of the following amounts of GSOT shares: Mr. Kaminski 749,737; Mr. Praw 531,055; Mr. Woram 1,052,597; and Mr. Hollinger 986,370; and all current executive officers as a group (excluding Mr. Mezger) 3,781,395.

Stock Ownership Requirements. Our non-employee directors and senior executives are subject to stock ownership requirements to better align their interests with those of our stockholders. Our Corporate Governance Principles require each of our non-employee directors to own at least five times the Board retainer (currently $500,000) in value of our common stock or common stock equivalents by the fifth anniversary of joining the Board (the directors serving on the Board on October 9, 2014 must meet the ownership threshold by the fifth anniversary of that date). Our executive stock ownership policy requires designated senior executives, including our NEOs, to own a certain number of shares within five years of becoming subject to the policy. The policy is discussed under “Equity Stock Ownership Policy.” Each of our non-employee directors and NEOs is in compliance with their respective requirements.
Section 16(a) Beneficial Ownership Reporting Compliance. Based solely on written representations furnished to us from reporting persons and our review of Forms 3, 4 and 5 and any amendments thereto furnished to us, we believe all such Forms required to be filed during 2017 under Section 16(a) of the Securities Exchange Act, as amended, were filed on a timely basis by our reporting persons.

COMPENSATION DISCUSSION AND ANALYSIS

2017 Fiscal Year Performance Highlights In our 2017 fiscal year, we made great progress on our aggressive performance goals under our Returns-Focused Growth Plan, as discussed in our Annual Report, and produced strong financial and operational results. These results were achieved across several short-term and long-term metrics, with many demonstrating considerable growth compared to the previous year and over the last three years. We also generated significant returns for our stockholders in 2017 with a substantial rise in our TSR.	Stockholder Returns	One-Year TSR	ñ	99%
		One-Year Return on Equity		10% (+370bps)
	Short-Term Financial Results	Total Revenues Homebuilding Operating Income Total Pretax Income Net Income	ñ	22% 86% 94% 71%
	Short-Term Operating Results	Annual Net Order Value Year-End Backlog Value	ñ	17% 9%

	Long-Term Performance Results	Three-Year Revenue Growth Three-Year Pretax Income Growth Three-Year Cumulative Pretax Income	ñ	82% 205% $566M

Pay for Performance — CEO Compensation

• Our CEO’s compensation was nearly 90% performance-based.
• 100% of our CEO’s long-term incentives were performance-based restricted stock units (“PSUs”).
• Our CEO’s annual incentive award of $4.38 million was performance-based and formula-driven, and reflected our profitability growth and improved asset efficiency in 2017.

Listening to our Stockholders
In 2017, we continued our longstanding practice of reaching out to our stockholders, including nearly all of our 25 largest stockholders, directly engaging with holders representing over 50% of our outstanding shares ahead of our 2017 Annual Meeting. We also engaged with stockholders in early 2018 to solicit additional feedback on our executive compensation programs.
In evaluating our executive compensation programs during 2017, the Compensation Committee considered the strong support stockholders have expressed through our annual NEO compensation advisory votes over the past few years for our approach to executive compensation. Therefore, for 2017, the Compensation Committee decided to retain the core components of our executive compensation programs and to apply the same general principles and philosophy as in the prior fiscal year with respect to its executive compensation decisions. In addition, taking stockholder views into account, the Compensation Committee approved in 2017 employee equity award agreements that require double-trigger vesting in a change in control, and, at its recommendation, the Board adopted in January 2018 an executive officer incentive compensation claw-back policy. The Compensation Committee welcomes and will continue to consider stockholders’ perspectives on executive compensation in the future.

Compensation Governance

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAMS
What We Do		What We Don’t Do
✓	Engage with and consider stockholder input in designing our executive pay programs.	x	Do not allow re-pricing or cash-out of underwater stock options without stockholder approval.
✓	Link annual NEO incentive pay to objective, pre-established financial performance goals, which are three-year goals for long-term incentives.	x	Do not provide any new excise tax “gross-ups” to any officer or employee.
✓	Grant all of our NEOs’ long-term incentives in performance-based restricted stock units.	x	Do not allow our NEOs (or any employees or non-employee directors) to hedge or pledge their holdings of our securities.
✓	Beginning with 2017 awards, employee equity award agreements require double-trigger vesting in a change in control.	x	Do not, without stockholder approval, enter into new severance arrangements with executive officers above the limits specified in a longstanding policy, as described under “Severance Arrangements.”
✓	Subject our executive officers to an incentive compensation claw-back policy.	x	Do not provide excessive perquisites. Perquisites are generally limited to market-competitive medical benefits and the opportunity to participate in a deferred compensation plan.
✓	Perform, under Compensation Committee oversight, annual risk assessments to determine that our employee compensation policies and programs are not likely to have a material adverse effect on us.	x	Do not pay dividends or dividend equivalents on performance-based equity awards before they vest.
✓	Engage, at the sole direction of the Compensation Committee, an independent compensation consultant.
✓	Maintain robust stock ownership requirements for all NEOs.
✓	Maintain a relevant industry peer group.

Pay Program Overview
The components of, and rationale for, each element of our executive compensation program are described in the table below.

COMPENSATION TYPE		DESCRIPTION	RATIONALE
BASE SALARY		• Fixed compensation delivered in cash on a semi-monthly basis.	• A market-aligned component of the overall pay package to provide a baseline level of pay; key to attracting and retaining highly qualified executives.
ANNUAL INCENTIVE PROGRAM		• Our NEOs’ 2017 annual incentive payouts were performance-based and formula-driven, focused on pretax income and asset efficiency measures.	• Motivates achievement of core strategic short-term financial results.
LONG-TERM INCENTIVE PROGRAM	PSUs	• Constituted 100% of total grant date fair value for our NEOs, a shift from prior years’ grants, which included other long-term incentive vehicles.	• Focuses executives on achievement of long-term results and encourages retention.
		• 2017 grants have three separate three-year performance measures: cumulative adjusted earnings per share, average adjusted return on invested capital, and revenue growth versus our peer group.	• Establishes strong alignment with long-term stockholder interests through performance-based payouts in shares of our common stock.
RETIREMENT PROGRAMS AND PERQUISITES		• A 401(k) plan in which all eligible employees may participate.	• Programs are aligned with market practices.
• Legacy executive retirement and death benefit plans have been closed to new participants for over a decade.
• Market-competitive medical, dental and vision benefits and the opportunity to participate in a deferred compensation plan.
• Focuses executives on earning rewards through performance pay elements, not through entitlements.
As outlined above, we place a significant emphasis on at-risk, performance-based pay. As shown below, in 2017, our CEO received nearly 90% of his total direct compensation (i.e., value of base salary and annual and long-term incentives) in performance-based and/or at-risk vehicles. For our other NEOs, such vehicles made up, on average, nearly 80% of their total direct compensation.

NEO Compensation Components
Base Salaries. The Compensation Committee annually reviews and approves the base salaries of our CEO and our other NEOs. The Compensation Committee approves NEO base salaries after considering several factors, including an NEO’s experience, specific responsibilities, capabilities, individual performance and expected future contributions; our current and expected financial and operational results; and market pay levels and trends to ensure competitiveness. In July 2017, based on an evaluation of these factors, our growth trajectory and our CEO’s recommendations as to our other NEOs, the Compensation Committee approved base salary increases for each of our NEOs, with our CEO receiving a base salary increase for the first time in over 10 years.
2017 Annual Incentives. Our annual incentive program is structured to drive performance within a single fiscal year period. As with our 2015 and 2016 programs, if a threshold total adjusted pretax income (“API”) goal was achieved, the 2017 program’s formula-driven funding would be determined based on two components: (a) API performance relative to threshold and target goals, with the threshold performance goal considered to be reasonably achievable, yet uncertain to be met under then-expected market and business conditions in 2017, and the target performance goal designed to require significant management effort to achieve; and (b) API performance relative to an asset efficiency measure. API is our total pretax income excluding incentive and variable compensation expense and certain inventory impairment and land option contract abandonment charges.
We view API as a comprehensive short-term measure of our executive officers’ performance, as it reflects their ability to generate profits by growing revenues, managing expenses and controlling fixed costs. The combination of the API and asset efficiency measures was designed to motivate our executive officers to generate profitable growth in alignment with the profitability and asset efficiency components of our Returns-Focused Growth Plan.
The 2017 target payout opportunities were set at the same 150% of base salary for our CEO and 80% – 100% of base salary for each of our other NEOs as with the 2015 and 2016 programs. Maximum payouts were limited to a multiple of target, with our CEO at four times, our CFO at three times and our other NEOs at two times. The target and maximum annual incentive opportunities were designed to generate cash payout levels that, if achieved, would appropriately reward strong performance for 2017, and together with base salary and long-term incentives, provide competitive total direct compensation.
2017 Annual Incentive Program Component Determinations. Because our 2017 API exceeded the applicable $100 million threshold goal, our NEOs became eligible to receive annual incentive payouts based on our performance under the two components of the 2017 program, as discussed below.
API Performance Relative to Goals Component. The Compensation Committee set a challenging API performance target of $260.0 million, which was approximately 10% higher than our actual 2016 API performance. Under the 2017 program, the Compensation Committee limited potential payouts under this component to no more than the NEOs’ individual target amounts, even if our actual API exceeded the target performance level. This was done to ensure that our NEOs focused on advancing both program components — pretax income and asset efficiency — to be able to earn above their target annual incentive amount under the program as a whole.
We achieved API of $356.2 million in 2017, or approximately 137% of target, which represented a significant 52% year-over-year increase in API. As explained above and shown in the table below, this performance led to strictly formula-based payouts of 100% of target to our NEOs under the API performance component.

2017 API Performance Levels and Payout Summary
	Threshold	Target	Actual Result
API Performance Levels	$195.0 million	$260.0 million	$356.2 million
API Performance Levels Relative to Target	75%	100%	137%
Payout Level Ratios	50%	100%	100%
Participating executive officers could earn annual incentive payouts above their respective individual target payout levels (but limited to each such officer’s respective maximum payout level) only if and to the extent our API performance exceeded a minimum asset efficiency objective, as described below.
API Performance Relative to Asset Efficiency Component. Under this component, two percent of each dollar of API over our minimum asset efficiency objective, and three percent of each dollar of API above the level of 115% of target, funded an additional annual incentive pool to be allocated among the participating executive officers. The Compensation Committee set the 2017 minimum asset efficiency objective at a one percent return on inventory for 2017, which was approximately $33.3 million. With the difference between our API and the minimum asset efficiency objective equal to about $323 million, the asset efficiency performance pool was funded at a total level of approximately $7.0 million.

The Compensation Committee determined the allocation of the asset efficiency performance pool among the participating executive officers based on pre-established potential payout ranges for each officer (0% – 60% for our CEO; 0% – 12% for our other NEOs) that took into consideration the officer’s 2017 annual incentive payout opportunities at threshold, target and maximum levels; historical relative annual incentive payouts by functional role/seniority level; and competitive market pay information. In determining allocations of the pool to our NEOs, the Compensation Committee also considered each NEOs’ individual performance contributions, which, other than for our CEO, were informed by our CEO’s assessment of their performance, and established a corresponding individual performance factor (“IPF”) within the above-described ranges. The Compensation Committee determined our CEO’s award by also considering the CEO’s leadership of the Company’s strategy, and his significant contribution to the considerable growth of our business in 2017. The table below summarizes the individual contributions of each of the NEOs.

NEO	2017 NEO Individual Performance Contributions	IPF
Mr. Mezger	Mr. Mezger provided excellent leadership in establishing and driving performance against our Returns-Focused Growth Plan objectives. In 2017, our pretax income grew by 94% and our net income rose 71%, with total revenues increasing 22%, in each case compared to 2016 levels. We delivered 99% total stockholder return and 10% return on equity in 2017, a 370 basis point improvement from 2016. Mr. Mezger also continued to play a critical role in promoting the KB Home brand as both a premier homebuilder and company in sustainability and innovation.	58.5%
Mr. Kaminski	Mr. Kaminski effectively managed our corporate liquidity and balance sheet, as we generated more than $500 million of net operating cash and reduced our debt by over $300 million. He also played a large role in the successful execution to date of our Returns-Focused Growth Plan, as we are on target to achieve its primary profitability, returns, and balance sheet goals by 2019.	11.0%
Mr. Praw	Mr. Praw led our land investment and asset management efforts, allowing us to achieve 11% growth in deliveries as compared to 2016, and positioning us to meet our 2018 delivery goals, in a very competitive land market. He also spearheaded our initiatives to reduce land held for future development via strategic land sales and activations.	8.3%
Mr. Woram	Mr. Woram achieved significant cost recoveries via settlements and mediations and ensured responsive and skillful transactional support to our divisions. He also led efforts to reduce risk in the areas of construction-defect litigation, regulatory impacts and environmental issues.	8.3%
Mr. Hollinger	Mr. Hollinger played a primary and critical role in our efforts to improve the profitability of the business and key financial metrics. He also continued to work collaboratively with our Information Technology department to lead the implementation of new technology and systems designed to improve efficiency across the entire enterprise.	4.7%
2017 Annual Incentive Payouts. The 2017 fiscal year annual incentive payouts the Compensation Committee approved for our NEOs are presented in the following table. Mr. Mezger’s total payout reflects a 25% reduction, consistent with the previously reported Board determination of September 2017, from the amount the Compensation Committee approved for him based on his performance as described above.

2017 Annual Incentive Program Payout Levels and Actual Payouts(a)
NEO	API Performance Component Payout(a)	Asset Efficiency Component Payout	Total Payout
Mr. Mezger	$1,725,000	$4,112,900	$4,378,425
Mr. Kaminski	700,000	773,366	1,473,366
Mr. Praw	585,000	584,946	1,169,946
Mr. Woram	585,000	584,946	1,169,946
Mr. Hollinger	333,600	333,563	667,163

(a)
Annex 1 to this Proxy Statement contains a reconciliation of our pretax income calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) to the non-GAAP financial measure of API.

2018 Annual Incentive Program. The 2018 annual incentive program will be similar to our 2017 program, including a formula-driven funding structure determined by API and asset efficiency performance measures, and a minimum API performance level for our participating executive officers to qualify for any annual incentive payouts, with higher threshold performance levels and target performance levels set above our actual 2017 performance.

Long-Term Incentives. In October 2017, the Compensation Committee approved long-term incentive awards to our NEOs consisting solely of PSUs to reinforce the alignment of pay with our performance and stockholder value creation. In prior years, long-term incentive awards to our NEOs included stock options and, except for our CEO, shares of restricted common stock. Regardless of the mix of vehicles awarded, the overall grant date fair value of long-term incentive awards to our NEOs has been essentially flat over the past three years.

NEO Long-Term Incentives Granted in 2017
NEO	PSUs
	#	$
Mr. Mezger	156,006	$3,999,994
Mr. Kaminski	46,802	1,200,003
Mr. Praw	32,176	824,993
Mr. Woram	30,226	774,995
Mr. Hollinger	18,526	475,007
Performance-Based Restricted Stock Units. We have granted PSUs to our executive officers each year since 2012. As with prior PSU grants, the PSUs granted in 2017 are designed to focus our executive officers on achieving important long-term financial objectives over a three-year period. The 2017 PSU measures described below are a combination of absolute and relative metrics that should generate positive outcomes for our business, are aligned with our Returns-Focused Growth Plan objectives, and, if achieved, are expected to be strong drivers of stockholder value creation.

PSU Measures	Weight	Purpose
• Cumulative Adjusted Earnings Per Share (“AEPS”)	50%	Measures profitability trajectory over the period
• Average Adjusted Return on Invested Capital (“AROIC”)	20%	Measures profitability relative to capital deployed
• Revenue Growth Rank Versus Peers	30%	Measures top-line growth relative to peers
The 2017 PSU amounts shown in the table above reflect a target award of shares of our common stock and the grant date fair value. Each 2017 PSU entitles a recipient to a grant of 0% to 200% of his target award depending on our performance relative to the above-noted performance measures over the three-year period of December 1, 2017 to November 30, 2020. The performance for both the AEPS and AROIC measures will be determined on a tax-effected basis that excludes only pre-specified categories of compensation expense/charges; certain inventory impairment and land option contract abandonment charges; and other extraordinary items that are subject to Compensation Committee approval. As with prior PSU grants, upon vesting, each recipient of a 2017 PSU is entitled to receive a proportionate amount of credited cash dividends that are paid in respect of one share of our common stock with a record date between the grant date and the date the Compensation Committee determines the applicable performance achievements, if any. Except for death, disability or certain retirement circumstances, a recipient will forfeit any rights with respect to 2017 PSU payouts if the recipient terminates service before the date the Compensation Committee determines the applicable performance achievements.
The following tables present our goals with respect to the performance measures for the PSUs granted in 2015, 2016 and 2017, which utilize identical measures for all three of the awards. As shown below, the goals for both the AEPS and AROIC measures have increased year-over-year at each performance level.

Performance Measure	PSU Grant Year	Threshold Goal	Target Goal	Maximum Goal
AEPS	2015	$2.73	$3.31	$4.36
	2016	$3.00	$3.64	$4.77
	2017	$4.13	$5.16	$6.19
AROIC	2015	3.0%	3.5%	4.3%
	2016	3.1%	3.6%	4.4%
	2017	3.3%	3.8%	4.6%
The expanded relative revenue growth performance ranking scale shown below for the PSUs granted in 2016 and 2017 reflects an increase in the size of our peer group in 2016.

	2014—2015 PSU Awards		2016—2017 PSU Awards
Performance Measure	Performance (Rank)	Target Award Multiplier	Performance (Rank)	Target Award Multiplier
Relative Revenue Growth (Adjustments to ranking levels and multipliers will be made if there are changes in the peer group composition over time, per the terms of the PSUs)	1 or 2	200%	1 or 2	200%
	3	178%	3	180%
	4	156%	4	160%
	5	134%	5	140%
	6	113%	6	120%
	7	90%	7	100%
	8	67%	8	80%
	9	44%	9	60%
	10	21%	10	40%
	11 or 12	0%	11	20%
			12 or 13	0%
The threshold performance levels outlined above are designed to be reasonably achievable, yet uncertain to be met under expected market and business conditions at the time of grant. Target performance levels are designed to require significant management effort to achieve, and maximum performance levels are designed to be measurably more difficult to achieve than target performance levels. Each of these performance levels directly scale to threshold, target and maximum payout opportunities.
As vesting for the PSUs granted in 2015–2017 will not be determined until after their respective performance periods end, we cannot predict the extent to which any shares under these awards will ultimately vest. With respect to the 2015 PSUs, the performance period of which runs until the end of our 2018 fiscal year, our AEPS and AROIC performance through the end of our 2017 fiscal year is between the target and maximum performance levels for each such metric. Relative revenue growth rank versus the applicable peer group for the 2015 PSUs will not be known until after the applicable performance period ends.
2014 PSU Awards. The PSUs granted to our executive officers in 2014 entitled recipients to a grant of 0% to 200% of a target award of shares of our common stock based on our AEPS performance, AROIC performance, and relative revenue growth performance (with the respective rankings and multipliers as shown in the above table) over the three-year period of December 1, 2014 to November 30, 2017. The applicable AEPS and AROIC performance measures and goals were as follows:

2014 PSU Performance Measure	2014 PSU Performance Goals	2014 PSU Target Award Multiplier
AEPS	$4.00 and above	200%
	$3.04	100%
	$2.52	25%
	Below $2.52	0%
AROIC	4.0% and above	200%
	3.3%	100%
	2.8%	25%
	Below 2.8%	0%
Our actual performance with respect to the 2014 PSU measures is set forth in the table below.

2014 PSU Award Determinations
Performance Measure	Average Annual Performance	Aggregate Total Performance	Target Award Multiplier
AEPS (50% weight)	N/A	$4.43	200%
AROIC (20% weight)	3.3%	N/A	100%
Relative Revenue Growth (30% weight)	N/A	1st in the peer group	200%
Weighted Cumulative Multiplier			180%
The cumulative AEPS performance result for the 2014 PSUs exceeded the challenging $4.00 maximum goal level and reflected our emphasis on and success at growing our earnings over a three-year period amid an improving housing market. Strong, consistent profitability and cumulative net income of more than $371 million over this period contributed to a solid adjusted return on invested capital over the same three-year span, in line with our target goal for this measure. The relative revenue growth performance for the 2014 PSUs reflected our 82% revenue growth over the applicable period, a result that placed us in first place within the peer group. During 2015, two of the peer companies that were part of the original peer group for this performance measure merged to form a single peer company. Our ranking in the table above reflects our position at the end of the performance period among the post-merger peer group, consistent with the terms of the 2014 PSUs and based on the relative revenue growth performance rank-to-target award multiplier table above. All of these outcomes were uncertain at the time the 2014 PSUs were granted, and the Compensation Committee determined that they required significant management effort to achieve and sustain through the entirety of the performance period.
On February 14, 2018, the Compensation Committee certified the performance we achieved for the period ending November 30, 2017 and approved share grants with respect to the 2014 PSUs as set forth in the table below.

2014 PSU Awards(a)
NEO	Target Award(#)	Actual Award(#)
Mr. Mezger	195,622	352,120
Mr. Kaminski	15,048	27,086
Mr. Praw	10,602	19,084
Mr. Woram	10,602	19,084
Mr. Hollinger	6,156	11,081

(a)
Annex 1 to this Proxy Statement contains a reconciliation of our pretax income calculated in accordance with GAAP to the non-GAAP financial measure of adjusted pretax income, adjusted net income and adjusted earnings per share used in computing the AEPS and AROIC performance measures.

Executive Compensation Decision-Making Process and Policies
The Compensation Committee oversees the decision-making process for our executive compensation and benefits policies and programs. In making executive compensation decisions, the Compensation Committee considers a variety of factors and data, most importantly our performance and individual executives’ performance, and takes into account the totality of compensation that may be paid. Among the data the Compensation Committee considers are financial and operational performance metrics for us, including comparisons to prior years’ performance and our current business plans, and to our peer group (which is described below); surveys and forecasts of comparative general industry and peer group compensation and benefits practices; and, at least annually, management-prepared tally sheets for senior executives with up to five years of compensation data.
Role of Our Management and Compensation Consultants. Our CEO and senior human resources and legal department executives provide information and recommendations to assist the Compensation Committee’s decision-making, and also advise on compliance and disclosure requirements. FWC, which the Compensation Committee directly retains, assists the Compensation Committee in the executive compensation decision-making process, as well as on compliance and disclosure requirements. FWC attends Compensation Committee meetings as needed. To maintain its independence and avoid any conflicts of interest, FWC may not work directly for our management unless the Compensation Committee pre-approves the work, including fees. During 2017, FWC did not provide any services that would have required such pre-approval. Based on its consideration of factors under NYSE listing standards, the Compensation Committee determined that FWC’s work did not raise any conflicts of interest, and therefore considered FWC to be independent.
Peer Group. Our peer group is composed solely of public companies that, like us, are engaged in high production homebuilding as their primary business. We compete with all of these companies for both homebuyers and management talent. The competition with these companies for human resources reflects our, and their, need to attract and retain high caliber management and other personnel with strong high production homebuilding expertise and experience to execute business activities nationally as well as in specific local markets. Therefore, a principal focus in designing our compensation and benefits programs is to meet this critical competitive need.
The Compensation Committee, in consultation with FWC and our management, periodically reviews and considers changes to our peer group. The Compensation Committee principally considers the competitive factors described above, as well as relative total revenues and market capitalization among the peer group companies. The Compensation Committee last adjusted our peer group during 2016, the members of which are shown below. As of their most recently filed proxy statements before the date of this Proxy Statement, each member of our peer group included us in its own peer group.

Our Peer Group
• Beazer Homes USA, Inc. • Hovnanian Enterprises, Inc. • Meritage Homes Corp. • Taylor Morrison Home Corp.	• CalAtlantic Group, Inc. • Lennar Corp. • NVR, Inc. • Toll Brothers, Inc.	• D.R. Horton, Inc. • M.D.C. Holdings, Inc. • PulteGroup, Inc. • Tri Pointe Group, Inc.
As of December 31, 2017, the reported total revenues (on a trailing 12-month basis) of the companies in our peer group were within a range of approximately 0.4 to 3.3 times our total revenues, and our total revenues approximated the median of the peer group. Also as of December 31, 2017, the market capitalization of our peer group was within a range of approximately 0.2 to 6.1 times our market capitalization, and our market capitalization approximated the median of the peer group. On February 12, 2018, Lennar Corp. completed a merger with CalAtlantic Group, Inc. Therefore, CalAtlantic Group, Inc. has ceased to be a member of our peer group as of that date.
Equity Stock Ownership Policy. Our longstanding executive stock ownership policy is intended to encourage, and has encouraged, our executives to increase their ownership of our common stock over time and to align their interests with our stockholders’ interests. Under the policy, designated senior executives are expected to achieve specific levels of common stock ownership within five years of joining us and, once achieved, maintain such ownership throughout their employment with us. The targeted common stock ownership levels for our NEOs are as follows:

Executive	Ownership Guideline
Mr. Mezger	6.0 times base salary
Messrs. Kaminski, Praw and Woram	2.0 times base salary
Mr. Hollinger	1.0 times base salary
Common stock ownership includes shares directly owned by the NEO, and shares are valued at the greater of the most recent closing price on a valuation date, or the closing price on the date shares are acquired. Designated executives are required to hold all vested net (after-tax) shares of time-vesting and performance-vesting restricted stock and up to 100% of net shares acquired through stock option exercises until their applicable stock ownership requirement is met, absent a hardship or other qualified exception. Each of our NEOs is in compliance with the requirements of the policy.
Prohibition on Hedging/Pledging of Our Securities. To further align their interests with those of our stockholders, our employees and non-employee directors cannot engage in short sales of our securities and cannot buy or sell puts, calls or any other financial instruments that are designed to hedge or offset decreases or increases in the value of our securities (including derivatives, prepaid variable forward contracts, equity swaps, collars and exchange funds). They also cannot hold our securities in a margin account or otherwise pledge our securities as collateral for any loan.
Equity-Based Award Grant Policy. Our equity-based award grant policy governs the timing and establishes certain internal controls over the grant of equity-based awards. The policy requires that the Compensation Committee (or the Board) approve all grants of equity-based awards, and their terms. The policy does not permit any delegation of granting authority for equity-based awards to our management. Per the policy, the exercise price of any stock option award will not be less than the closing price of our common stock on the NYSE on the grant date.
Claw-Back Policy.  The Board adopted a policy in January 2018 to recoup compensation if our financial statements must be restated due to an executive officer’s intentional misconduct or grossly negligent conduct. Under the policy, the Board (or a designated committee) has the authority, to the extent permitted by applicable law (including California law), to require reimbursement or forfeiture to us of the amount of bonus or incentive compensation (whether cash- or equity-based) such officer received during the three fiscal years preceding the year the restatement is determined to be required that exceeds what the officer would have received based on an applicable restated performance measure or target. In addition, under his Employment Agreement, our CEO must repay certain bonus and incentive- or equity-based compensation he receives if we are required to restate our financial statements as a result of his misconduct, consistent with Section 304 of the Sarbanes-Oxley Act of 2002. We will also recoup incentive-based compensation from our NEOs to the extent required under the Dodd-Frank Act and any rules, regulations and listing standards that may be issued under that Act.
Tax Implications of our Executive Compensation Program. In past years, including 2017, we have generally designed our incentive compensation plans in order to maintain federal tax deductibility for executive compensation under Section 162(m) of the Code, and the Compensation Committee considered the potential Section 162(m) impact when approving the compensation paid to our NEOs. Prior to the Tax Cuts and Jobs Act, enacted on December 22, 2017, Section 162(m) generally disallowed a tax deduction for compensation over $1.0 million paid to certain executive officers unless it qualified as performance-based compensation. The Tax Cuts and Jobs Act effectively repealed the exemption for performance-based compensation with respect to tax years beginning after December 31, 2017 other than arrangements in place on November 2, 2017 that are not later modified in any material respect. As such, beginning with our 2019 fiscal year, we will no longer be able to deduct compensation awarded after the effective date to certain of our executive officers above $1.0 million. While we intend for our 2017 annual incentives and PSU grants made prior to November 2, 2017 to qualify for deductibility under Section 162(m), we cannot guarantee that any compensation intended to be deductible under Section 162(m) will qualify as such. Going forward, the Compensation Committee will approve compensation that may not be deductible under Section 162(m) where it believes it is in our and our stockholders’ best interests to do so.
Indemnification Agreements. We have entered into agreements with each NEO and certain other senior executives that provide them with indemnification and advancement of expenses to supplement what our Certificate of Incorporation and insurance policies provide, subject to certain limitations.
Severance, Change in Control and Post-Termination Arrangements and Benefits
Severance Arrangements. Mr. Mezger’s Employment Agreement and our Executive Severance Plan, in which all of our NEOs participate, provide certain severance benefits, as discussed under “Potential Payments Upon Termination of Employment or Change in Control.” In considering our stockholders’ approval of an advisory proposal, in 2008 we adopted a policy under which we will obtain stockholder approval before paying severance benefits to an executive officer under a future severance arrangement in excess of 2.99 times the sum of the executive officer’s then-current base salary and target bonus. Future severance arrangements do not include arrangements existing when we adopted the policy or that we assume or acquire unless, in each case, any such severance arrangement is changed in a manner that materially increases its severance benefits.
Change in Control Arrangements. Since 2001, we have maintained, but have not modified the terms of a Change in Control Severance Plan (“CIC Plan”) that provides participants with certain benefits and accelerated equity award vesting, as discussed under “Potential Payments Upon Termination of Employment or Change in Control.” The CIC Plan is intended to enable and encourage our management to focus its attention on obtaining the best possible result for our stockholders in a change in control, to promote management continuity, and to provide income protection if there is an involuntary loss of employment. Beginning with 2017 awards, employee equity award agreements require double-trigger vesting in a change in control.
Death Benefits. Our Death Benefit Only Plan, in which Messrs. Mezger, Praw and Hollinger participate, provides a $1.0 million death benefit to a participant’s designated beneficiary (plus an additional tax restoration amount sufficient to pay taxes on the benefit and the additional amount). We closed the plan to new participants beginning in 2006. Only term life insurance, with a $750,000 benefit level, has been made available to incoming eligible executives, including Messrs. Kaminski and Woram. We also maintain a $400,000 life insurance death benefit for designated beneficiaries of Mr. Mezger.
Other Benefits. The majority of our health and welfare benefits are made available to all full-time employees, including our NEOs. During 2017, as in prior years, our NEOs were eligible to participate in a supplemental plan that reimburses them for qualified out-of-pocket expenses that exceed amounts payable under our standard medical, dental and vision plans. Certain of our NEOs, and other employees, also participate in our Deferred Compensation Plan (“DCP”). These market-competitive benefits are offered to attract and retain key executive talent.
Retirement Programs. The KB Home 401(k) Savings Plan (“401(k) Plan”), a qualified defined contribution plan, is the only post-employment benefit program we offer to all full-time employees. Our NEOs and certain other employees can also participate in the unfunded nonqualified DCP to defer compensation they receive. The DCP allows participants to make pretax contributions of up to 75% of their base salary and 75% of their annual incentive compensation, and to select from one or more investment options in which their deferred compensation is deemed to be invested. As we do not provide a guaranteed rate of return under the DCP, a participant’s credited earnings depend on their investment elections. We provide a dollar-for-dollar match of 401(k) Plan and DCP contributions on up to an aggregate of 6% of a participant’s base salary. Matching contributions generally fully vest after five years of service. Deferred amounts together with any credited investment returns under the DCP are paid out to participants in a lump sum or in installments, commencing either at a participant-specified date during employment or upon termination of employment. NEO deferrals under the DCP are shown in the Non-Qualified Deferred Compensation During Fiscal Year 2017 table. We also maintain a supplemental non-qualified, unfunded retirement plan (“Retirement Plan”) for certain executives, including Messrs. Mezger and Hollinger, whose participation is shown in the Pension Benefits During Fiscal Year 2017 table. The Retirement Plan, closed to new participants since 2004 with no additional benefit accruals to participants (other than cost-of-living adjustments at the same level applied to federal social security benefits), provides each participant with specific annual payments for 20 years that begin upon the later of reaching age 55, the tenth anniversary of a participation commencement date or the termination of employment with us. Mr. Mezger’s original annual benefit amount under the Retirement Plan was $450,000, and Mr. Hollinger’s was $100,000.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the above “Compensation Discussion and Analysis” with KB Home management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Management Development and Compensation Committee

Kenneth M. Jastrow, II, Chair	Timothy W. Finchem	Robert L. Johnson	Melissa Lora

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Jeffrey T. Mezger Chairman, President and Chief Executive Officer	2017	$1,062,500	$—	$3,999,994	$—	$4,378,425	$428,586	$75,008	$9,944,513
	2016	1,000,000	—	2,400,004	1,600,001	3,771,237	115,539	70,078	8,956,859
	2015	1,000,000	—	1,984,360	1,828,403	3,974,964	—	69,196	8,856,923
Jeff J. Kaminski Executive Vice President and Chief Financial Officer	2017	688,333	—	1,200,003	—	1,473,366	—	56,048	3,417,750
	2016	671,250	—	719,999	480,003	1,100,285	—	52,893	3,024,430
	2015	656,250	—	566,960	631,431	1,386,191	—	51,156	3,291,988
Albert Z. Praw Executive Vice President, Real Estate and Business Development	2017	573,333	—	824,993	—	1,169,946	—	48,740	2,617,012
	2016	556,250	—	495,005	330,001	951,323	—	45,585	2,378,164
	2015	541,250	—	417,760	439,256	1,200,439	—	43,803	2,642,508
Brian J. Woram Executive Vice President and General Counsel	2017	576,250	—	774,995	—	1,169,946	—	49,518	2,570,709
	2016	564,167	—	464,984	310,000	913,869	—	46,468	2,299,488
	2015	554,166	—	417,760	439,256	1,188,560	—	44,731	2,644,473
William R. Hollinger Senior Vice President and Chief Accounting Officer	2017	410,000	—	475,007	—	667,163	95,241	34,140	1,681,551

(a)
Salary. As discussed under “Base Salaries,” NEO annual base salary levels were increased in July 2017 to the following amounts: Mr. Mezger $1,150,000; Mr. Kaminski $700,000; Mr. Praw $585,000; Mr. Woram $585,000; and Mr. Hollinger $417,000.

(b)
Stock Awards and Option Awards. These amounts represent the aggregate grant date fair value of stock awards (consisting of both restricted stock and PSUs) and common stock options (for those granted in 2015 and 2016) computed as described in Note 19 — Employee Benefit and Stock Plans in the Notes to the Consolidated Financial Statements in our Annual Report, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. They do not represent realized compensation. The 2017 stock awards represent the grant date fair value of the probable award of shares of our common stock underlying the PSUs granted. The grant date fair value of the PSUs if maximum performance is achieved is as follows: Mr. Mezger $7,999,988; Mr. Kaminski $2,400,006; Mr. Praw $1,649,986; Mr. Woram $1,549,990; and Mr. Hollinger $950,014.

(c)
Non-Equity Incentive Plan Compensation. The 2017 and 2016 amounts reflect only annual incentive payouts. The 2015 amounts include the sum of the annual incentive and three-year performance cash award payouts made in that year, as summarized below. Performance cash awards have not been granted to senior executive officers, including our NEOs, since 2012.

NEO	Year	Annual Incentive Payout ($)	Performance Cash Award Payout ($)	Total Non-Equity Incentive Plan Compensation ($)
Mr. Mezger	2015	$2,488,297	$1,486,667	$3,974,964
Mr. Kaminski	2015	940,191	446,000	1,386,191
Mr. Praw	2015	799,039	401,400	1,200,439
Mr. Woram	2015	787,160	401,400	1,188,560

(d)
Change in Pension Value and Nonqualified Deferred Compensation Earnings. These amounts (as applicable) reflect the increase in the actuarial present value of accumulated benefits under our Retirement Plan. These changes are tied to interest rate fluctuations and do not reflect any cash or other compensation received by Mr. Mezger or Mr. Hollinger. The respective amounts attributed to the change in actuarial present value in 2017, 2016 and 2015 were $428,586, $115,539 and $(84,667), respectively, for Mr. Mezger, and $95,241 in 2017 for Mr. Hollinger.

(e)
All Other Compensation. The amounts shown consist of minimal incremental costs associated with spousal travel expenses in connection with a business-related event for each NEO other than Mr. Hollinger, and the following items:

•
401(k) Plan and DCP Matching Contributions. The respective aggregate 2017, 2016 and 2015 401(k) Plan and DCP matching contributions we made to our NEOs were as follows: Mr. Mezger $58,700, $55,900 and $55,900; Mr. Kaminski $41,300, $40,275 and $39,375; Mr. Praw $34,400, $33,375 and $32,475; Mr. Woram $34,575, $33,850 and $32,950; and Mr. Hollinger $24,601.

•
Premium Payments. The respective aggregate premiums we paid for our NEOs in 2017, 2016 and 2015 for a supplemental medical expense reimbursement plan and life insurance policies, as described under “Other Benefits,” were as follows: Mr. Mezger $14,742, $14,178 and $13,296; Mr. Kaminski $13,182, $12,618 and $11,781; Mr. Praw $12,774, $12,210 and $11,328; Mr. Woram $13,182, $12,618 and $11,781; and Mr. Hollinger $9,539.

Grants of Plan-Based Awards During Fiscal Year 2017

Name	Grant Date(a)	Type of Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(b)			Estimated Possible Payouts Under Equity Incentive Plan Awards(c)			Grant Date Fair Value of Stock and Option Awards ($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Mezger	2/15/2017	Annual Incentive	$862,500	$1,725,000	$6,900,000
	10/5/2017	PSUs				63,962	156,006	312,012	$3,999,994
Mr. Kaminski	2/15/2017	Annual Incentive	350,000	700,000	2,100,000
	10/5/2017	PSUs				19,189	46,802	93,604	1,200,003
Mr. Praw	2/15/2017	Annual Incentive	292,500	585,000	1,170,000
	10/5/2017	PSUs				13,192	32,176	64,352	824,993
Mr. Woram	2/15/2017	Annual Incentive	292,500	585,000	1,170,000
	10/5/2017	PSUs				12,393	30,226	60,452	774,995
Mr. Hollinger	2/15/2017	Annual Incentive	166,800	333,600	667,200
	10/5/2017	PSUs				7,596	18,526	37,052	475,007

(a)	Grant Date. The date shown for each award is the date the Compensation Committee approved the award.

(b)
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. The 2017 target payouts were set at 150% of base salary for our CEO and at 80% – 100% of base salary for each of our other NEOs. Maximum payouts were limited to a multiple of target, with our CEO at four times, our CFO at three times and our other NEOs at two times. “Threshold” represents the lowest possible payout if threshold performance is achieved for each performance measure. The performance measures are described under “2017 Annual Incentives.”

(c)
Estimated Possible Payouts Under Equity Incentive Plan Awards. If there is a payout of the PSUs, “Threshold” represents the lowest possible payout if threshold performance is achieved for each performance measure, and “Maximum” reflects the highest possible payout (200% of the target award of shares granted). The performance measures are described under “Performance-Based Restricted Stock Units.” If threshold performance is not achieved on all three measures, the NEOs will not receive any payout of the PSUs.

(d)
Grant Date Fair Value of Stock and Option Awards. The grant date fair value for each award is computed as described in footnote (b) to the Summary Compensation Table. The 2017 stock awards represent the grant date fair value of the probable award of shares of our common stock underlying the PSUs granted as of the grant date.

Outstanding Equity Awards at Fiscal Year-End 2017

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Mr. Mezger	10/24/2003	74,667			$33.24 (e)	10/24/2018
	10/24/2003	149,333			34.05 (e)	10/24/2018
	10/22/2004	80,750			40.90	10/22/2019
	10/22/2004	119,250			40.90	10/22/2019
	10/1/2009	489,258			15.44	10/1/2019
	8/13/2010	397,818			19.90	10/2/2018 (f)
	10/7/2010	240,000			11.06	10/7/2020
	10/7/2010	260,000			11.06	10/7/2020
	10/6/2011	335,000			6.32	10/6/2021
	10/6/2011	365,000			6.32	10/6/2021
	10/10/2013	150,000			16.63	10/10/2023
	10/9/2014	520,300			14.62	10/9/2024
	10/9/2014						352,120	$11,042,483
	10/8/2015	222,000	111,000		14.92	10/8/2025
	10/8/2015								133,000	$4,170,880
	10/6/2016	91,651	183,301		16.21	10/6/2026
	10/6/2016								148,057	4,643,068
	10/5/2017								156,006	4,892,348
Mr. Kaminski	10/6/2011	125,000			6.32	10/6/2021
	10/10/2013	50,000			16.63	10/10/2023
	10/9/2014	108,396			14.62	10/9/2024
	10/9/2014						27,086	849,417
	10/8/2015	76,667	38,333		14.92	10/8/2025
	10/8/2015						8,000	250,880	14,000	439,040
	10/6/2016	27,496	54,990		16.21	10/6/2026
	10/6/2016						17,273	541,681	18,507	580,380
	10/5/2017								46,802	1,467,711

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Mr. Praw	10/10/2013	39,000			$16.63	10/10/2023
	10/9/2014	76,370			14.62	10/9/2024
	10/9/2014						19,084	$598,474
	10/8/2015	53,333	26,667		14.92	10/8/2025
	10/8/2015						6,000	188,160	10,000	$313,600
	10/6/2016	18,903	37,806		16.21	10/6/2026
	10/6/2016						11,875	372,400	12,724	399,025
	10/5/2017								32,176	1,009,039
Mr. Woram	7/15/2010	30,000			11.26	7/15/2020
	10/7/2010	111,000			11.06	10/7/2020
	10/6/2011	110,000			6.32	10/6/2021
	10/10/2013	39,000			16.63	10/10/2023
	10/9/2014	76,370			14.62	10/9/2024
	10/9/2014						19,084	598,474
	10/8/2015	53,333	26,667		14.92	10/8/2025
	10/8/2015						6,000	188,160	10,000	313,600
	10/6/2016	17,758	35,514		16.21	10/6/2026
	10/6/2016						11,155	349,821	11,952	374,815
	10/5/2017								30,226	947,887
Mr. Hollinger	10/24/2003	9,334			33.24 (e)	10/24/2018
	10/24/2003	18,666			34.05 (e)	10/24/2018
	10/22/2004	24,000			40.90	10/22/2019
	10/1/2009	68,147			15.44	10/1/2019
	8/13/2010	79,564			19.90	10/2/2018 (f)
	10/7/2010	60,000			11.06	10/7/2020
	10/6/2011	60,000			6.32	10/6/2021
	10/10/2013	21,500			16.63	10/10/2023
	10/9/2014	44,344			14.62	10/9/2024
	10/9/2014						11,081	347,500
	10/8/2015	33,333	16,667		14.92	10/8/2025
	10/8/2015						3,333	104,523	6,000	188,160
	10/6/2016	10,884	21,767		16.21	10/6/2026
	10/6/2016						6,837	214,408	7,326	229,743
	10/5/2017								18,526	580,975

(a)	Number of Securities Underlying Unexercised Options-Unexercisable. Stock option awards generally vest in equal installment amounts (i.e., ratably) over a three-year period.

(b)
Number of Shares or Units of Stock That Have Not Vested. Includes restricted stock grants and the shares of our common stock the Compensation Committee approved for grant on February 14, 2018 pursuant to the 2014 PSUs based on our performance through the performance period, as described under “2014 PSU Awards.” Upon the shares being approved for grant to the recipients, the earned 2014 PSU-related shares became fully vested, with no restrictions on transferability or otherwise. The 2015 and 2016 restricted stock awards vest in three equal annual installments, with the remaining vesting dates of October 25, 2018 and 2019, respectively, subject to the recipients being employed through each vesting date.

(c)	Market Value of Shares That Have Not Vested. The market value shown is based on the closing price of our common stock on November 30, 2017, which was $31.36.

(d)
Equity Incentive Plan Awards: Number and Market Value of Unearned Units. The awards shown are the PSUs granted to our NEOs in 2015, 2016 and 2017, reflecting target award amounts as of November 30, 2017 and the closing price of our common stock on November 30, 2017, which was $31.36. These PSUs will vest based on our achievement of certain performance measures over an applicable three-year performance period and subject to the recipients being employed through the date that the Compensation Committee determines the number of shares that were earned pursuant to the PSUs.

(e)
As a result of an internal review of our employee stock option grant practices in 2006, we adjusted the exercise prices of certain of our employee stock options in order to comply with Section 409A of the Code. The exercise price for a certain portion of the stock option grant made on October 24, 2003 was not adjusted.

(f)
Through participation in two exchange offers that we conducted in 2010, these common stock options replaced cash-settled stock appreciation right awards that had been previously granted to the NEO as long-term incentives. Each common stock option has an exercise price equal to the replaced award’s exercise price, and the same number of underlying shares, vesting schedule and expiration date as each replaced award. The exchange offers did not include a re-pricing or any other changes impacting the value of the awards to the NEO, no additional grants or awards were made to the NEO, and the issuance of the common stock options did not result in any incremental fair value to the NEO.

Option Exercises and Stock Vested During Fiscal Year 2017

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)(c)
Mr. Mezger	400,000	$521,013	352,120	$11,137,556
Mr. Kaminski	163,017	2,002,382	66,295	1,898,859
Mr. Praw	150,000	2,929,785	46,925	1,343,684
Mr. Woram	49,529	785,134	46,565	1,333,990
Mr. Hollinger	60,000	101,088	27,067	775,363

(a)	The value realized on exercise is the difference between the closing price of our common stock at exercise and the exercise price of each award.

(b)	The shares reported are the total number of shares each NEO acquired upon the following vesting events with respect to 2017:

Name	2014 PSUs		Restricted Stock		Restricted Stock		Restricted Stock		Total Shares
	Granted on October 9, 2014	Vested on February 14, 2018	Granted on October 9, 2014	Vested on October 9, 2017	Granted on October 8, 2015	Vested on October 25, 2017	Granted on October 6, 2016	Vested on October 25, 2017
Mr. Mezger	195,622	352,120	—	—	—	—	—	—	352,120
Mr. Kaminski	15,048	27,086	22,572	22,572	24,000	8,000	25,910	8,637	66,295
Mr. Praw	10,602	19,084	15,903	15,903	18,000	6,000	17,813	5,938	46,925
Mr. Woram	10,602	19,084	15,903	15,903	18,000	6,000	16,733	5,578	46,565
Mr. Hollinger	6,156	11,081	9,234	9,234	10,000	3,333	10,256	3,419	27,067

(c)
The amount shown is the total gross dollar value realized upon the vesting of the restricted stock and PSUs, based on the closing price of our common stock on the vesting date, and the applicable Dividend Equivalents paid on the earned PSUs.

Pension Benefits During Fiscal Year 2017

Name*	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Mr. Mezger	Retirement Plan	24	$10,590,859	$—
Mr. Hollinger	Retirement Plan	30	2,353,524	—

(a)	Number of Years of Credited Service. This is as of the valuation date. As of November 30, 2017, Mr. Mezger and Mr. Hollinger are fully vested in their respective Retirement Plan benefit.

(b)
Present Value of Accumulated Benefit. This amount represents the actuarial present value of the total retirement benefit that would be payable to Mr. Mezger and Mr. Hollinger under the Retirement Plan as of November 30, 2017. The payment of Retirement Plan benefits is described under “Retirement Programs.” The following key actuarial assumptions and methodologies were used to calculate this present value: the base benefit is assumed to begin as of the earliest possible date (generally the later of age 55 or the tenth anniversary of the commencement of participation); the base benefit is adjusted by past and future cost of living adjustments including a 2.0% increase for fiscal year ending November 30, 2018 and an assumed 2.5% increase thereafter, until the last benefits are paid. The discount rate used to calculate the present value of the accumulated benefit shown in table was 3.27%. Messrs. Mezger and Hollinger are entitled to receive a lump sum payment of the actuarial value (as specified under the Retirement Plan) of their respective plan benefits in the event of a change in control or death. If any such event occurred on November 30, 2017, the payment to Mr. Mezger would be $11,290,156, and the payment to Mr. Hollinger would be $2,508,923, in each case using a 3.27% Applicable Federal Rate discount rate, as specified under the Retirement Plan.

*	Messrs. Kaminski, Praw and Woram are not participants in the Retirement Plan, as the plan was open for a limited period of time and closed to new participants in 2004.
Non-Qualified Deferred Compensation During Fiscal Year 2017

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(d)
Mr. Mezger	$42,500	$42,500	$315,303	$—	$2,115,094
Mr. Kaminski	41,300	25,100	51,602	—	404,214
Mr. Praw	35,392	18,200	42,155	—	276,017
Mr. Woram	34,575	18,375	64,081	—	456,096
Mr. Hollinger	41,000	13,463	96,402	—	2,028,441

(a)	Executive Contributions in Last Fiscal Year. These amounts reflect compensation the NEOs earned in 2017 that they have voluntarily deferred and are included in the Summary Compensation Table.

(b)
Registrant Contributions in Last Fiscal Year. These amounts are matching contributions we made to the NEOs’ voluntary contributions to our DCP and are included in the Summary Compensation Table. The DCP is discussed under “Retirement Programs.”

(c)	Aggregate Earnings in Last Fiscal Year. These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.

(d)
Aggregate Balance at Last Fiscal Year End. These amounts reflect compensation the NEOs earned in 2017 or in prior years, but which they voluntarily elected to defer receipt, adjusted for changes in the value of their investments and distributions, if any. All of the NEOs are fully vested in their respective balances. A portion of these amounts was previously reported as deferred compensation in the Summary Compensation Tables in our proxy statements for our 2015 and 2016 Annual Meetings of Stockholders.

Potential Payments Upon Termination of Employment or Change in Control
Based on the terms of certain of our employee benefit plans — primarily our Executive Severance Plan and our CIC Plan — our NEOs are entitled to certain payments and other benefits if their employment is terminated under certain circumstances and/or if we experience a change in control. Mr. Mezger is also entitled to certain payments and other benefits in such circumstances under the terms of his Employment Agreement. Per Section 409A of the Code, certain payments to our NEOs would not commence for six months following a termination of employment.
Termination of Employment. If we terminate Mr. Mezger without cause or he resigns for good reason (each as defined in his Employment Agreement), or if we terminate any of the other NEOs without cause (as defined in the Executive Severance Plan), each is entitled to receive a cash severance payment equal to a multiple of base salary and average bonus. For Mr. Mezger, the severance amount is 2.0 times the sum of his annual salary plus average annual bonus earned for the prior three years, with the total payment capped at $6.0 million. Under certain circumstances, Mr. Mezger would also receive a prorated bonus for the year in which his employment terminates. For Messrs. Kaminski, Praw and Woram, the severance amount is 2.0 times, and for Mr. Hollinger, the severance amount is 1.5 times, the sum of their respective annual base salary in effect at the time of termination and average bonus. The applicable average bonus is the lesser of (a) the average of the annual cash bonuses, if any, paid to them for the three most recent completed fiscal years prior to termination; or (b) for Messrs. Kaminski, Praw and Woram, 3.0 times annual base salary; for Mr. Hollinger, 2.0 times annual base salary. In addition to a severance payment, each of Messrs. Mezger, Kaminski, Praw and Woram is entitled to a continuation of health coverage for up to two years. Mr. Hollinger is entitled to 1.5 years of such continuation.
For equity awards granted to Mr. Mezger on and after the effective date of his Employment Agreement, he is entitled to (a) two years of additional service credited to compute equity vesting plus full vesting for any equity issued to him in lieu of cash bonuses; (b) the earlier of 36 months and the original term duration of each equity grant to exercise any such outstanding equity; and (c) performance shares paid as if the performance period closed on the termination date if the performance period would otherwise close in the next 24 months. Outstanding equity awards granted to Mr. Mezger before the effective date of the Employment Agreement are governed by their respective terms and conditions with respect to his termination of employment.

Change in Control. If Mr. Mezger’s employment is terminated without cause (or he resigns for good reason) in connection with a change in control (generally, per his Employment Agreement, during the period starting three months before and ending twelve months after a change in control), he is entitled to (a) a severance payment as described above, except the applicable multiple is 3.0 times rather than 2.0 times and the total payment is capped at $12.0 million; and under certain circumstances, a prorated bonus for the year in which his employment terminates; (b) a continuation of health coverage for up to two years; (c) full vesting of unvested equity granted to him on or after the effective date of his Employment Agreement and prior to 2017, with earlier equity awards governed by their respective terms and conditions; (d) performance shares granted before 2017 paid as earned with the applicable performance period closing as of the date of the change in control; (e) full vesting and lump sum cash payment of deferred compensation, retirement or other employee benefits per the relevant arrangements, provided that lump sum payments subject to Section 409A of the Code are permitted only as provided by the specific terms of those arrangements; and (f) an additional amount to compensate for any excise taxes under Section 280G of the Code (“Section 280G”).
If a change of control occurs, each of our other NEOs is entitled to receive (a) if in the 18-month period following a change in control his employment is terminated other than for cause or disability, or he terminates his employment for good reason (in each case, as defined in the CIC Plan), a severance benefit of 2.0 times the sum of his average base salary and average actual annual cash bonus for the three fiscal years prior to the year in which the change in control occurs; and (b) accelerated vesting of any options and the lapse of any restricted period with respect to any restricted stock or other equity awards awarded to him before 2017. While Mr. Mezger is a participant in the CIC Plan, he is entitled only to CIC Plan benefits that do not duplicate benefits provided under his Employment Agreement if there is a change in control, and the total severance payment benefit that he may be entitled to under the CIC Plan is capped at $12.0 million.
Per the terms of each recipient’s award agreement, the vesting of the equity awards granted to our NEOs in 2017 will not accelerate upon a change in control unless the recipient is terminated without cause or resigns for good reason within 18 months of the change in control event. Generally, if such a termination occurs (a) within one year of the award’s performance period, the recipient will get a target payout of the award; (b) after the first year of the award’s performance period, the recipient will get a prorated payout of the award; and (c) before the award’s performance period begins, the recipient will get no payout of the award.
In addition, under the CIC Plan, only Messrs. Mezger and Hollinger and five other senior executives are currently eligible to potentially receive an additional tax restoration amount to compensate for any excise taxes imposed on them under Section 280G and for any taxes on the additional amount. Pursuant to a Board policy, since April 7, 2011, we have not extended this tax restoration benefit to any other officer or employee, including all of the other NEOs, even though they are participants under the CIC Plan.
Other Change in Control and Employment Termination Provisions. The individual award agreements governing outstanding unvested common stock options provide for accelerated vesting upon the recipient’s retirement, death or disability, as defined under the agreements. The individual award agreements governing outstanding restricted stock awards provide for accelerated vesting upon the recipient’s death or disability, as defined under the agreements. The individual award agreements governing outstanding PSU awards provide for pro-rata vesting if the recipient retires under certain circumstances, and for accelerated vesting upon the recipient’s death or disability, as defined under the agreements; provided in each case that payout, if any, is delayed until the performance period is completed. In addition, different provisions govern the length of time a recipient has to exercise a common stock option after termination of employment, depending on the reason for termination. For example, the exercise period may be limited to five days in the case of a termination for cause; while for retirement, death or disability, the exercise period may be the end of the common stock option’s original term.
Our DCP provides for full vesting of benefits if there is a change in control or disability, as those terms are defined under the plan, or death. Our Retirement Plan provides that a participant will immediately receive a lump sum payment of the actuarial value (as specified under the Retirement Plan) of the participant’s plan benefits if there is a change in control or death. Our Death Benefit Only Plan provides for (a) distribution of an insurance contract to a participant sufficient to pay the death benefit (if the participant dies any time before age 100); and (b) an additional tax restoration amount sufficient to pay specified taxes caused by the distribution of the insurance contract and the additional amount, if there is a change in control as defined in the plan. We also maintain term life insurance policies that pay benefits to the designated beneficiaries of certain of our NEOs upon their deaths as described under “Death Benefits.”
The tables below show payments our NEOs may receive assuming various employment termination and change in control scenarios occurred on November 30, 2017; accordingly, equity awards are valued using the closing price of our common stock on that date, which was $31.36. The amounts shown do not include the value of vested and unexercised stock options reported in the Outstanding Equity Awards at Fiscal Year-End 2017 table, accrued Retirement Plan and DCP amounts reported in the Pension Benefits During Fiscal Year 2017 table and the Non-Qualified Deferred Compensation During Fiscal Year 2017 table (and associated footnotes), respectively, term life insurance benefits, or generally available employee benefits.

Post-Employment Payments — Mr. Mezger
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$8,764,761	$—	$14,509,045	$—	$—
Long-term Incentives (a)
Stock Options	4,601,850	—	4,601,850	4,601,850	4,601,850	4,601,850	4,601,850
PSUs	15,542,295	—	20,019,289	20,019,289	20,019,289	25,024,980	25,024,980
Death Benefit Only Plan (b)	—	—	—	1,177,849	1,177,849	1,909,607	—
Health Benefits (c)	—	—	73,050	—	73,050	—	—
Credited Vacation (d)	88,462	88,462	88,462	—	88,462	88,462	88,462
Excise Tax Restoration (e)	—	—	—	—	9,609,615	—	—
Total	$20,232,607	$88,462	$33,547,412	$25,798,988	$50,079,160	$31,624,899	$29,715,292

(a)
Assumes for the applicable scenarios that Mr. Mezger’s 2014 PSUs pay out at 180% of the target value and that all other outstanding grants pay out at 100% of the target values. Except for the death and disability scenarios, assumes that (i) Mr. Mezger’s 2017 PSUs would have no value as the performance period would not have started by November 30, 2017; and (ii) Mr. Mezger’s termination would be considered a retirement under the applicable award agreements. Therefore, his stock options would become immediately exercisable, and in the voluntary termination scenario Mr. Mezger would receive full payout of his 2014 PSUs (at 180% of target), a prorated portion (two-thirds) of his 2015 PSUs and (one-third) of his 2016 PSUs based on his months of service through November 30, 2017 and our actual performance through the end of the respective performance periods.

(b)
Mr. Mezger’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,909,607 ($1,000,000 benefit plus an income tax restoration payment of $909,607) upon his death. The present value of the benefit as of November 30, 2017 is approximately $779,035 based on a 3.81% discount factor and the RP-2014 Top Quartile Employee and Healthy Annuitant Table (M/F), with the MP-2016 generational projection scales for life expectancy (consistent with mortality tables and rates used for Accounting Standards Codification Topic No. 715, “Compensation — Retirement Benefits” (“ASC 715”) valuations). For the change in control scenarios, the amounts shown are estimated based on the cash surrender value of the underlying life insurance policy as of November 30, 2017 of $575,130, and an estimated income- and payroll-related tax restoration payment of $602,719.

(c)	Assumes we make 24 months of contributions for health benefits using current COBRA rates of approximately $3,044 per month.

(d)	Assumes payout of 160 hours of vacation benefits as Mr. Mezger is credited with this number of vacation hours during his employment with us, regardless of actual vacation time taken.

(e)
Based on Mr. Mezger’s five-year historical average compensation, Mr. Mezger is assumed under this scenario to be entitled to a hypothetical excise tax restoration payment under his Employment Agreement. Whether or not Mr. Mezger will be assumed to be entitled to such a payment will depend on his then-five-year average compensation, his future compensation and other factors. Under his Employment Agreement, we will provide Mr. Mezger with such a tax restoration payment to compensate him for any excise taxes under Section 280G on payments due in connection with a change in control. For purposes of calculating the amounts shown, the following major assumptions are used: (i) stock options paid out based on a value of $31.36 less applicable exercise prices, and other equity awards valued with a fair market value of $31.36; (ii) accelerated payment of Retirement Plan and Death Benefit Only Plan benefits, a bonus specified in his Employment Agreement that is payable in lieu of a 2017 fiscal year annual incentive, and his 2014 PSUs, in each case valued using Treas. Reg. Section 1.280G-1 Q&A 24(b); and (iii) prorated portions (two-thirds) of his 2015 PSUs and (one-third) of his 2016 PSUs considered reasonable compensation for services performed prior to the change in control.

Post-Employment Payments — Mr. Kaminski
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$3,350,528	$—	$3,249,417	$—	$—
Long-term Incentives (a)
Stock Options	—	—	—	1,463,293	1,463,293	1,463,293	1,463,293
Restricted Stock	—	—	—	792,561	792,561	792,561	792,561
PSUs	—	—	—	1,883,115	1,883,115	3,373,798	3,373,798
Health Benefits (b)	—	—	67,423	—	—	—	—
Total	$—	$—	$3,417,951	$4,138,969	$7,388,386	$5,629,652	$5,629,652

(a)
Assumes for the applicable scenarios that Mr. Kaminski’s 2014 PSUs pay out at 180% of the target value and that all other outstanding grants pay out at 100% of the target values. Except for the death and disability scenarios, assumes that Mr. Kaminski’s 2017 PSUs would have no value as the performance period would not have started by November 30, 2017.

(b)	Assumes we make 24 months of contributions for health benefits of approximately $2,809 per month.

Post-Employment Payments — Mr. Praw
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$2,822,697	$—	$2,737,141	$—	$—
Long-term Incentives (a)
Stock Options	1,011,166	—	1,011,166	1,011,166	1,011,166	1,011,166	1,011,166
Restricted Stock	—	—	—	560,560	560,560	560,560	560,560
PSUs	951,034	—	951,034	1,321,129	1,321,129	2,346,020	2,346,020
Death Benefit Only Plan (b)	—	—	—	1,404,405	1,404,405	1,909,607	—
Health Benefits (c)	—	—	55,867	—	—	—	—
Total	$1,962,200	$—	$4,840,764	$4,297,260	$7,034,401	$5,827,353	$3,917,746

(a)
Assumes for the applicable scenarios that Mr. Praw’s 2014 PSUs pay out at 180% of the target value and that all other outstanding grants pay out at 100% of the target values. Except for the death and disability scenarios, assumes that (i) Mr. Praw’s 2017 PSUs would have no value as the performance period would not have started by November 30, 2017; and (ii) Mr. Praw’s termination would be considered a retirement under the applicable award agreements. Therefore, his stock options would become immediately exercisable, and in the voluntary termination scenario Mr. Praw would receive full payout of his 2014 PSUs (at 180% of target), a prorated portion (two-thirds) of his 2015 PSUs and (one-third) of his 2016 PSUs based on his months of service through November 30, 2016 and our actual performance through the end of the respective performance periods.

(b)
Mr. Praw’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,909,607 ($1,000,000 benefit plus an income tax restoration payment of $909,607) upon his death. The present value of the benefit as of November 30, 2017 is approximately $976,690 based on a 3.81% discount factor and the RP-2014 Top Quartile Employee and Healthy Annuitant Table (M/F), with the MP-2016 generational projection scale tables for life expectancy (consistent with mortality tables and rates used for ASC 715 valuations). For the change in control scenarios, the amounts shown are estimated based on the cash surrender value of the underlying life insurance policy as of November 30, 2017 of $685,754 and an estimated income and payroll-related tax restoration payment of $663,673 associated with the distribution of the policies, valued using Treas. Reg. Section 1.280G-1 Q&A 24(b).

(c)	Assumes we make 24 months of contributions for health benefits of approximately $2,328 per month.

Post-Employment Payments — Mr. Woram
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$2,803,429	$—	$2,741,762	$—	$—
Long-term Incentives (a)
Stock Options	—	—	—	976,443	976,443	976,443	976,443
Restricted Stock	—	—	—	537,981	537,981	537,981	537,981
PSUs	—	—	—	1,296,823	1,296,823	2,259,705	2,259,705
Health Benefits (b)	—	—	67,416	—	—	—	—
Total	$—	$—	$2,870,845	$2,811,247	$5,553,009	$3,774,129	$3,774,129

(a)
Assumes for the applicable scenarios that Mr. Woram’s 2014 PSUs pay out at 180% of the target value and that all other outstanding grants pay out at 100% of the target values. Except for the death and disability scenarios, assumes that Mr. Woram’s 2017 PSUs would have no value as the performance period would not have started by November 30, 2017.

(b)	Assumes we make 24 months of contributions for health benefits of approximately $2,809 per month.

Post-Employment Payments — Mr. Hollinger
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause(d)	Death	Disability
Severance	$—	$—	$1,380,778	$—	$1,789,981	$—	$—
Long-term Incentives (a)						—
Stock Options	603,776	—	603,776	603,776	603,776	603,776	603,776
Restricted Stock	—	—	—	318,931	318,931	318,931	318,931
PSUs	555,648	—	555,648	771,264	771,264	1,361,399	1,361,399
Performance Cash	—	—	—	—	—	—	—
Death Benefit Only Plan (b)	—	—	—	1,117,159	1,117,159	1,909,607	—
Health Benefits (c)	—	—	25,717	—	—	—	—
Total	$1,159,424	$—	$2,565,919	$2,811,130	$4,601,111	$4,193,713	$2,284,106

(a)
Assumes for the applicable scenarios that Mr. Hollinger’s 2014 PSUs pay out at 180% of the target value and that all other outstanding grants pay out at 100% of the target values. Except for the death and disability scenarios, assumes that (i) Mr. Hollinger’s 2017 PSUs would have no value as the performance period would not have started by November 30, 2017; and (ii) Mr. Hollinger’s termination would be considered a retirement under the applicable award agreements. Therefore, his stock options would become immediately exercisable, and in the voluntary termination scenario Mr. Hollinger would receive full payout of his 2014 PSUs (at 180% of target), a prorated portion (two-thirds) of his 2015 PSUs and (one-third) of his 2016 PSUs based on his months of service through November 30, 2016 and our actual performance through the end of the respective performance periods.

(b)
Mr. Hollinger’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,909,607 ($1,000,000 benefit plus an income tax restoration payment of $909,607) upon his death. The present value of the benefit as of November 30, 2017 is approximately $707,308 based on a 3.81% discount factor and the RP-2014 Top Quartile Employee and Healthy Annuitant Table (M/F), with the MP-2016 generational projection scale tables for life expectancy (consistent with mortality tables and rates used for ASC 715 valuations). For the change in control scenarios, the amounts shown are estimated based on the cash surrender value of the underlying life insurance policy as of November 30, 2017 of $571,664 and an estimated income and payroll-related tax restoration payment of $663,673 associated with the distribution of the policies, valued using Treas. Reg. Section 1.280G-1 Q&A 24(b).

(c)	Assumes we make 18 months of contributions for health benefits of approximately $1,429 per month.

(d)	We determined that we would not need to pay any excise tax restoration payment to Mr. Hollinger if we experienced a change in control for the purposes of Change in Control Plan.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders on the following resolution to approve our NEOs’ 2017 fiscal year compensation:
RESOLVED, that the stockholders of KB Home approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the related narrative discussion set forth in this Proxy Statement.

Voting Standard
This non-binding advisory resolution will be considered approved based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

We believe that our CEO’s and each of our other NEO’s 2017 fiscal year compensation was well-aligned with our performance and stockholders’ interests, as detailed under “Compensation Discussion and Analysis.” In considering this advisory vote, we encourage you to read that section of this Proxy Statement. We also believe that the design and implementation of our executive compensation programs reflect our longstanding significant outreach to, and positive interactions with, our stockholders over the past few years. In turn, our stockholders have expressed strong support through our annual NEO compensation advisory votes over the past few years for our approach to linking executive compensation to our strategic and operational goals as well as to stockholder value creation.
We intend to offer this non-binding advisory vote at each of our annual meetings. Although it is not binding, we and the Board welcome our stockholders’ views on our NEOs’ compensation and, as in past years, will carefully consider the outcome of this advisory vote consistent with the best interests of all stockholders. As an advisory vote, it is not intended to have any use, application or effect for or on behalf of KB Home or its stockholders outside of this Annual Meeting except as permitted by the Board.
BOARD RECOMMENDATION: FOR APPROVAL OF NEO COMPENSATION

APPROVE THE AMENDED AND RESTATED RIGHTS AGREEMENT

We have significant deferred tax assets comprised primarily of net operating loss carryforwards (“NOLs”), built-in losses, temporary book-to-tax differences and tax credits. Under applicable law, we can use our NOLs and tax credits to offset our future income tax liability. However, this benefit could be significantly impaired if we experience an “ownership change,” as discussed below. To help protect against an “ownership change,” our stockholders approved our Rights Agreement at our 2009 Annual Meeting, with a term expiring on March 5, 2019. Because we expect to have substantial deferred tax assets beyond March 5, 2019, which is before the likely April date of our 2019 Annual Meeting, the Board approved, subject to stockholder approval, an Amended and Restated Rights Agreement to replace our current Rights Agreement (with similar terms) effective as of this Annual Meeting and continuing until April 30, 2021. Therefore, we are seeking stockholder approval of the Amended and Restated Rights Agreement.

Voting Standard
The Amended and Restated Rights Agreement will be considered approved based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

Background
During the housing downturn that generally began in mid-2006, we generated significant NOLs and other deferred tax assets. NOLs generated during those years can be used to offset income tax on our future taxable income for up to 20 years after the tax year in which the loss occurred. Applicable state tax laws are similar, though the allowed carryforward period for some states may be shorter than 20 years.
At November 30, 2017, we had deferred tax assets of approximately $633.6 million (net of a $23.6 million valuation allowance), constituting nearly 13% of our total assets. As of November 30, 2017, federal NOL carryforwards of $105.8 million, if not utilized, will begin to expire in 2031 through 2033. Depending on their applicable statutory period, state NOL carryforwards of $130.4 million, if not utilized, will begin to expire between 2018 and 2037. In addition, we had approximately $112.4 million of certain tax credits that, if not utilized, will begin to expire in 2026 through 2037.
With our steadily profitable results over the last three years, we have utilized approximately $196 million of deferred tax assets to offset income tax obligations. In our 2017 fiscal year, we produced approximately $290 million of pretax income, and utilized approximately $109 million of deferred tax assets to offset income tax obligations. As of November 30, 2017, we could offset approximately $1.6 billion of pretax income in future periods before 2038 with our deferred tax assets.
Given their ability to potentially offset income tax liability on this amount of income, we consider our NOLs to be a very valuable asset. However, the benefits of our NOLs could be reduced or eliminated, and our use of our NOLs could be substantially delayed or negated, if we experience an “ownership change,” as determined under Section 382 of the Code. A Section 382 “ownership change” occurs if a stockholder or a group of stockholders who are deemed to own at least 5% of our common stock (each, a “5-percent stockholder”) increase or decrease their ownership percentage by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of our NOLs we can use to offset income tax equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” A number of special rules apply to calculating this annual limit that are beyond the scope of this discussion.  We believe that if an “ownership change” were to occur, in addition to potentially increasing the cash taxes we would need to pay, the annual limitations Section 382 imposes could result in a material amount of our NOLs expiring unused, and/or delaying our ability to use them, thereby significantly reducing their value. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred, we currently believe that an “ownership change” has not occurred.
Protecting our Deferred Tax Assets
In order to help protect against the risk of a Section 382 “ownership change,” in 2009, the Board recommended, and our stockholders approved, both the adoption of a protective amendment to our certificate of incorporation (now Article Ninth in our Restated Certificate of Incorporation), which is designed to block transfers of our common stock that could result in an “ownership change,” and our current Rights Agreement. We believe these measures have together been effective in preventing an “ownership change” from occurring, and the Board plans to keep Article Ninth in effect. However, neither measure offers a complete solution, and an “ownership change” may occur even with Article Ninth’s provisions and the current Rights Agreement in place. There are limitations on the enforceability of Article Ninth that may allow an “ownership change” to occur, and the Rights Agreement may deter, but ultimately cannot block, transfers of our common stock that might result in an “ownership change.” Because of their individual limitations, the Board believes that both measures are needed to help prevent an “ownership change” that could reduce or eliminate the significant long-term potential benefits of our NOLs, and substantially delay or negate our use of our NOLs. Accordingly, the Board strongly recommends that stockholders approve the Amended and Restated Rights Agreement to keep such protections in place for up to three years from the date of this Annual Meeting.
Description of the Amended and Restated Rights Agreement
We are seeking approval of the Amended and Restated Rights Agreement. Except for the applicable expiration date, where April 30, 2021 would replace March 5, 2019, as noted below, and conforming date changes in certain other sections of the document, the Amended and Restated Rights Agreement’s terms are substantively the same as those of our current Rights Agreement. The following description of the Amended and Restated Rights Agreement is qualified in its entirety by reference to its text, which can be found in the accompanying Attachment A.  Please read the attached Amended and Restated Rights Agreement in its entirety as the discussion below is only a summary.
General. The Amended and Restated Rights Agreement is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding common stock (an “Acquiring Person”) without the approval of the Board. Stockholders who owned 4.9% or more of our common stock as of the close of business on March 5, 2009 will not trigger the Amended and Restated Rights Agreement so long as they do not (i) acquire any additional shares of our common stock or (ii) fall under 4.9% ownership of our common stock and then re-acquire 4.9% or more of our common stock. The Amended and Restated Rights Agreement does not exempt any acquisitions of our common stock after March 5, 2009 by such persons. Any rights held by an Acquiring Person are void and may not be exercised. The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person, and since the current Rights Agreement was approved by our stockholders in 2009, the Board has granted exemptions to certain stockholders whose holdings of our common stock were deemed not to jeopardize or endanger the availability to KB Home of any tax benefits arising from its deferred tax assets so long as each such stockholder complied with certain restrictions regarding its ownership of our common stock. If such stockholders adhere to their respective ownership restrictions, their ownership of more than 4.9% of our common stock will not trigger the Amended and Restated Rights Agreement while it is in effect.
The Rights. The Board authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of the close of business on March 5, 2009. Subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, if these rights become exercisable, each right would initially represent the right to purchase from us one one-hundredth of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of

$85.00 (“Purchase Price”). If issued, each fractional share of preferred stock would generally give its holder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights.
Exercisability. The rights will not be exercisable until the earlier of (i) ten calendar days after a public announcement by us that a person or group has become an Acquiring Person and (ii) ten business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.9% or more of our outstanding common stock.  In this Proxy Statement, we refer to the date on which the rights become exercisable as the “Distribution Date.” Until the Distribution Date, common stock certificates and/or book-entry shares will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock. If there is an Acquiring Person on the Distribution Date or a person or group becomes an Acquiring Person after the Distribution Date, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of our common stock having essentially a market value of two times the Purchase Price.
Exchange. After the later of the Distribution Date and the time we publicly announce that an Acquiring Person has become such, the Board may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment.
Redemption. At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, the Board may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (“Redemption Price”). The redemption will be effective immediately upon the Board action, unless the action provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events, in which case the redemption will be effective in accordance with the provisions of the action. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price, with interest thereon.
Anti-Dilution Provisions. The Purchase Price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the Purchase Price of less than 1% will be made.
Amendments. Prior to the time the rights cease to be redeemable, the Board may amend or supplement the Amended and Restated Rights Agreement without the consent of the holders of the rights. From and after the time the rights cease to be redeemable, the Board may amend or supplement the Amended and Restated Rights Agreement only to cure an ambiguity, to correct or supplement inconsistent provisions, to alter time period provisions, or to make any other changes to the Amended and Restated Rights Agreement, but only to the extent that those changes do not impair or adversely affect any rights holder as such (other than an Acquiring Person), and no amendment may cause the rights to become redeemable or amendable other than in accordance with this sentence.
Expiration. If approved by stockholders, as recommended, the rights governed by the Amended and Restated Rights Agreement will expire on the earliest of (i) the close of business on April 30, 2021, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the time at which the Board determines that Article Ninth is no longer necessary, and (v) the close of business on the first day of a taxable year of the company to which the Board determines that no tax benefits may be carried forward.
If stockholders do not approve the Amended and Restated Rights Agreement, the current Rights Agreement’s provisions would not change and its expiration date would remain the close of business on March 5, 2019, unless the Board takes action prior to such time to extend the term of the Rights Agreement.
Certain Considerations Regarding the Amended and Restated Rights Agreement
The Board believes that approving the Amended and Restated Rights Agreement to protect the tax benefits of our NOLs and tax credits as described above is in our and our stockholders’ best interests. However, we cannot eliminate the possibility that an “ownership change” will occur even if the term extension is approved. Please consider the points below in voting on this item.
The Internal Revenue Service (“IRS”) could challenge the amount of our remaining NOLs or claim we experienced an “ownership change,” which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether. The IRS has not audited or otherwise validated the amount of our remaining NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our remaining NOLs even if Article Ninth and the Amended and Restated Rights Agreement are in place through to April 30, 2021.
Continued Risk of “Ownership Change.” Although Article Ninth and the Amended and Restated Rights Agreement are intended to reduce the likelihood of an “ownership change,” we cannot assure you that they would prevent all transfers of our common stock that could result in such an “ownership change.” In particular, absent a court determination, we cannot assure you that Article Ninth’s restrictions on acquisition of our common stock will be enforceable against all our stockholders, and they may be subject to challenge on equitable grounds.
Impact of Recent Federal Tax Legislation. On December 22, 2017, the Tax Cuts and Jobs Act was enacted into law. The Act’s reduction of the federal corporate income tax rate from 35% to 21%, effective January 1, 2018, will result in our recording a one-time, non-cash charge of approximately $115 million to our provision for income taxes in the 2018 first quarter, and reducing the balance of our deferred tax assets to approximately 10% of our total assets at November 30, 2017. The non-cash charge is solely due to the accounting re-measurement of our deferred tax assets based on the lower income tax rate. Despite the non-cash charge, we believe the Act will not impact the ability of our deferred tax assets, as re-measured, to reduce the amount of cash federal income taxes payable in 2018 and beyond. However, with the reduced federal income tax rate, the federal tax credits within our deferred tax assets could allow us to offset more pretax income in future periods before 2038 with our deferred tax assets.
Delaware Law and Other Factors Potentially Affecting Business Combinations. Stockholders should be aware that we are subject to Section 203 of the Delaware General Corporation Law, which provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our outstanding voting stock (referred to as an “interested stockholder”), cannot be completed for a period of three years after the date on which the person became an interested stockholder unless (i) the Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are both directors and officers of KB Home and shares owned by certain of our employee benefit plans), or (iii) the business combination was approved by the Board and by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock not owned by the interested stockholder. In addition, our Restated Certificate of Incorporation and our Amended and Restated By-laws contain the following provisions that may be deemed to have a potential “anti-takeover” effect:

•	Cumulative voting is not permitted in the election of directors

•	Stockholders may not call or request special meetings of stockholders

•	Stockholders may not take action by written consent in lieu of a meeting of stockholders

•	Stockholders have no preemptive right to acquire our securities;

•	The Board may fix the designation, rights, preferences and limitations of the shares of each series of our preferred stock
While Article Ninth and the Amended and Restated Rights Agreement are intended to preserve the long-term value of our NOLs, each could be deemed to have an “anti-takeover” effect because, among other things, Article Ninth is designed to restrict the ability of a person, entity or group to accumulate more than 5% of our common stock and the ability of persons, entities or groups now owning more than 5% of our common stock from acquiring additional shares of our common stock without the approval of the Board to waive the provisions of Article Ninth and the Amended and Restated Rights Agreement in its business judgment. Although the Amended and Restated Rights Agreement is not intended to prevent a takeover, because an Acquiring Person may be diluted upon the occurrence of a triggering event, it does have a potential anti-takeover effect. Accordingly, the overall effects of Article Ninth and the Amended and Restated Rights Agreement may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. Maintaining the protections of Article Ninth and proposing the approval of the Amended and Restated Rights Agreement are not part of a plan by us to adopt a series of anti-takeover measures, and we do not presently intend to propose or adopt any other anti-takeover measures.
BOARD RECOMMENDATION: APPROVE THE AMENDED AND RESTATED RIGHTS AGREEMENT

AUDIT MATTERS
Ratify Ernst & Young LLP’s Appointment as Independent Auditor

Based on its evaluation of Ernst & Young LLP’s performance during our 2017 fiscal year, as well as the firm’s proposed fees (on an absolute basis and relative to the fees incurred by our homebuilder peers), qualifications, and the audit efficiencies that reflect its 27 years of service as our Independent Auditor (and the associated costs of changing firms), the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending November 30, 2018. The Audit Committee believes this appointment is in our and our stockholders’ best interests.
We are seeking stockholder ratification of this appointment.

Voting Standard
The Audit Committee’s appointment of Ernst & Young LLP will be considered ratified based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, be available to respond to appropriate questions and, if they desire, make a statement. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will consider whether to retain Ernst & Young LLP, but still may retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment of our independent registered public accounting firm at any time during the year if it determines it would be in our and our stockholders’ best interests to do so.
BOARD RECOMMENDATION: FOR RATIFYING ERNST & YOUNG LLP’S APPOINTMENT
Independent Auditor Fees and Services
Services provided by Ernst & Young LLP and related fees in each of our last two fiscal years were as follows:

	Fiscal Year Ended ($000s)
In 2017 and 2016, audit fees included an annual consolidated financial statement audit, audits of our financial services subsidiary and audit services performed for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees in both years included 401(k) Plan audits and accounting consultations.

	2017	2016
Audit Fees	$1,102	$1,134
Audit-Related Fees	44	42
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,146	$1,176
The Audit Committee has established a policy that requires it to pre-approve all services our independent registered public accounting firm provides to us, including audit, audit-related, tax and other permitted non-audit services. While the Audit Committee usually pre-approves each specific service and a corresponding fee amount, under the policy, our chief accounting officer (or a functional equivalent) can authorize the firm to perform certain types of services up to specific fee limits, and the Audit Committee Chair can pre-approve services subject to a specific per-engagement fee limit. The Chair must report to the Audit Committee any pre-approvals granted under this delegated authority. The Audit Committee approved all services Ernst & Young LLP provided in 2017 and 2016 and the corresponding fees (as shown in the table above) in accordance with this policy.

AUDIT COMMITTEE REPORT

The Audit Committee acts under a written charter. Under its charter, the Audit Committee assists the Board in fulfilling the Board’s oversight responsibilities relating to, among other things, KB Home’s corporate accounting and reporting practices, including the quality and integrity of its financial statements and reports, and its internal control over financial reporting and disclosure controls and procedures. All Audit Committee members are independent.
In carrying out its role, the Audit Committee, among other activities:
• conducts at each regular meeting separate executive sessions with KB Home’s chief financial officer; chief accounting officer; chief legal officer; internal audit department head; and Independent Auditor, Ernst & Young LLP, to discuss matters relevant to their respective duties and roles.
• annually reviews and approves the internal audit department’s audit plan, and receives quarterly updates on its performance and results.
• oversees management’s performance of an annual enterprise risk management assessment, and discusses with management identified significant risks in KB Home’s business and operations, along with corresponding mitigating factors, and receives periodic updates upon request or as deemed appropriate.
• reviews and discusses with management KB Home’s quarterly and annual periodic reports before they are filed with the Securities and Exchange Commission.
• receives and discusses quarterly management reports on the structure and testing of KB Home’s system of internal control over financial reporting, and management’s assessment of the system’s effectiveness.
• receives and discusses regular reports from the chief legal officer and senior compliance executives on material legal, compliance and ethics matters, and from Ernst & Young LLP on the results of its audit and internal control evaluation activities.
Management is primarily responsible for KB Home’s financial statements, the financial reporting process and assurance for the adequacy of internal control over financial reporting. Ernst & Young LLP, as KB Home’s Independent Auditor, is responsible for performing an independent audit of KB Home’s financial statements and internal control over financial reporting. Ernst & Young LLP is also responsible for expressing an opinion on the conformity of KB Home’s audited financial statements to generally accepted accounting principles used in the United States and the adequacy of KB Home’s internal control over financial reporting.

Per its charter, the Audit Committee is responsible for the appointment (with consideration given to ratification by our stockholders), compensation, engagement terms (including fees), retention (or termination, if appropriate) and oversight of the work of the Independent Auditor, which reports directly to the Audit Committee. The Audit Committee also:
• evaluates the Independent Auditor’s qualifications, independence and effectiveness, and presents its evaluation to the Board, which it did in January 2018. From this evaluation, which is discussed under “Ratify Appointment of Independent Auditor,” the Audit Committee appointed Ernst & Young LLP as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2018.
• reviews and discusses with the Independent Auditor the scope and plan of its independent audit of KB Home’s financial statements and internal control over financial reporting.
• receives direct reports from the Independent Auditor describing, among other things, the applicable critical accounting policies and practices in the firm’s audit.
• approved in 2015 the appointment of the current lead audit partner for Ernst & Young LLP.
In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP KB Home’s audited financial statements. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed in accordance with the Public Company Accounting Oversight Board’s standards.
In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board concerning its independence, and has discussed with Ernst & Young LLP its independence from KB Home and KB Home’s management.
In reliance on the reviews, reports, activities and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in KB Home’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017, for filing with the Securities and Exchange Commission.
This report is respectfully submitted by the Audit Committee:
Melissa Lora, Chair
Dorene C. Dominguez
Dr. Stuart A. Gabriel
Dr. Thomas W. Gilligan
James C. Weaver
Michael M. Wood

ANNUAL MEETING, VOTING AND OTHER INFORMATION
Holders of record of the 86,762,013 shares of our common stock that were outstanding and entitled to vote at the close of business on the record date (February 9, 2018) are entitled to one vote for each share held. The GSOT trustee will vote the 8,897,954 shares of our common stock that the GSOT held on the record date based on the instructions received from eligible employees who hold unexercised common stock options under our employee equity compensation plans, as discussed under “Ownership of KB Home Securities.” Accordingly, a total of 95,659,967 shares are entitled to vote at the Annual Meeting.
For stockholders to take action at the Annual Meeting, the holders of a majority of the shares of our common stock outstanding on the record date must be present or represented at the meeting. Abstentions and “broker non-votes” are counted for this purpose. A “broker non-vote” occurs when a broker or financial institution does not receive instructions from a beneficial holder and does not have the discretionary authority to vote on an item of business, which will apply for all Annual Meeting matters other than ratifying the appointment of our Independent Auditor. Therefore, if you are a beneficial owner, you must instruct your broker or financial institution on how you want your shares to be voted on the other items of business in order for your shares to be counted for those items.
Voting Your Shares. Stockholders can vote via the Internet, telephone or mail or in person at the Annual Meeting, as described below. If you vote via the Internet or telephone, you do not need to return a proxy/voting instruction form by mail. Polls will close shortly after the Annual Meeting is called to order. There are no dissenters’ rights or rights of appraisal as to any item to be acted upon at the Annual Meeting. There is no right to cumulative voting.

	Holders of Record	Beneficial Holders	Plan Participant Holders
How to Vote
If your shares are registered directly in your name with our transfer agent, Computershare Inc., you may vote via the Internet, telephone or mail following the instructions on the mailed or electronic proxy form you receive from Computershare.

If your shares are held in “street name” by a broker or other holder of record, you may vote via the Internet, telephone or mail following the instructions on the mailed or electronic voting instruction form you receive from such holder of record.

If you have shares in the KB Home Stock Fund in the 401(k) Plan or the GSOT, you may vote via the Internet, telephone or mail following the instructions on the mailed or electronic proxy form you receive from Computershare.

Voting Deadline	You may vote via the Internet and telephone until 11:59 p.m., Eastern Time, on April 11, 2018.	Your broker or other holder of record sets the applicable proxy voting deadlines.	You may vote via the Internet and telephone until 11:59 p.m., Eastern Time, on April 10, 2018.
Voting in Person	You (or someone designated by a signed legal proxy) may vote in person at the Annual Meeting.	You must obtain a legal proxy from your broker or other holder of record and present it with your ballot.	You must obtain a legal proxy from the applicable plan trustee and present it with your ballot.
Changing Your Vote	You may revoke voting instructions before polls close by submitting a later vote in person, or via the Internet, telephone or mail before the above-listed deadline.	You must contact your broker or other holder of record to revoke any prior voting instructions.	You may revoke voting instructions before polls close by submitting a later vote in person, or via the Internet, telephone or mail before the above-listed deadline.
Voting Standards
The applicable voting standard for each item of business at the Annual Meeting is described on the first page on which the item is discussed in this Proxy Statement. Any other item of business properly presented at the Annual Meeting will be considered approved based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting. Shares that are not present or represented at the Annual Meeting, broker non-votes and abstentions will not affect the outcome of the election of directors. While shares that are not present or represented at the Annual Meeting and broker non-votes will not affect the outcomes for any other items of business at the Annual Meeting, abstentions will have the effect of an “against” vote on such items.

The named proxies for the Annual Meeting — Jeffrey T. Mezger and Brian J. Woram (or their duly authorized designees) — will follow submitted proxy voting instructions. They will vote as the Board recommends as to any such submitted instructions that do not direct how to vote on any item, and will vote on any other matters properly presented at the Annual Meeting in their discretion, including upon any motion to adjourn or postpone all or any portion of the Annual Meeting. We have engaged our transfer agent to count the votes and to act as an independent inspector of election. William A. (Tony) Richelieu, our Corporate Secretary, will also act as an inspector of election.
Proxy Solicitation Costs. We will pay the cost to solicit proxies for the Annual Meeting. In addition to this Proxy Statement, our officers, directors and other employees may solicit proxies personally, in writing or by telephone, facsimile, email or other means for no additional compensation. We will, if requested, reimburse banks, brokers and other custodians, nominees and certain fiduciaries for their reasonable expenses in providing proxy materials to their principals. We have hired Georgeson LLC, a professional soliciting organization, to assist us in soliciting proxies and distributing proxy materials. For its services, we will pay Georgeson a fee of $9,000, plus reimbursement of out-of-pocket expenses.

Internet Availability of Proxy Materials and Governance Documents. The proxy materials for the Annual Meeting are being made available primarily via the Internet at www.kbhome.com/investor/proxy in order to speed their delivery to our stockholders, to contain costs and to reduce the impact on the environment from printing and mailing them. In addition, beginning March 2, 2018, we mailed the Notice of Internet Availability to stockholders, which provides instructions on how to access and view the proxy materials, and to vote via the Internet or telephone. To request a printed copy of our proxy materials, follow the instructions on the notice. Stockholders who previously elected to receive proxy materials electronically will continue to receive them and a notice by e-mail, unless we are told otherwise. Please note that you cannot vote your shares by marking and returning a notice.
Our Certificate of Incorporation, By-Laws, Corporate Governance Principles, charters for all Board Committees and Ethics Policy are available online for viewing, printing or downloading at www.kbhome.com/investor/corporategovernance. These documents are also available in print upon request.
The information contained on our website is not incorporated by reference into and does not form a part of this Proxy Statement.
Admission to the Annual Meeting. Only stockholders on February 9, 2018, authorized proxy holders of such stockholders and invited guests of the Board may attend the Annual Meeting in person. Picture identification (such as a valid driver’s license or passport) and an admission ticket will be required to attend. A professional business dress code will be observed, and attendees may be subject to a security check. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted unless we approve any such items in advance. Additional rules of conduct will apply at the meeting.
To obtain an admission ticket to the meeting, please send your written request to William A. (Tony) Richelieu, Corporate Secretary, KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, or to investorrelations@kbhome.com. We must receive written ticket requests by Friday, March 30, 2018. In your request, please include the address where your admission ticket should be mailed, any special assistance needs, and the following information:

Holders of Record	Beneficial Holders
A copy of a proxy/voting instruction form or Notice of Internet Availability showing your name and address. If you are appointing an authorized proxy representative, also include the representative’s name, mailing address and contact telephone number and a copy of the signed legal proxy.

A copy of a voting instruction form from a broker or other holder of record showing your name and address, or a broker letter verifying record date ownership and a copy of a brokerage account statement showing your KB Home stock ownership on the record date.

Stockholder Proposals for Our 2019 Annual Meeting of Stockholders. To be included in the proxy statement and form of proxy for our 2019 Annual Meeting of Stockholders, we must receive any proposal of a stockholder intended to be presented at that meeting no later than November 2, 2018. Further, per our By-Laws, the Board-designated proxies for that meeting will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide us with written notice of the proposal between December 13, 2018 and January 12, 2019.

ANNEX 1 — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement contains information regarding Adjusted Pretax Income, Adjusted Net Income and Adjusted Earnings Per Share, all of which are financial measures that are not calculated in accordance with GAAP. We believe these non-GAAP financial measures are relevant and useful for purposes of this Proxy Statement to understand our 2017 fiscal year performance in relation to the annual incentive payouts the Compensation Committee approved for our NEOs, as described under “2017 Annual Incentives,” and how the 2014 PSU performance measures of AEPS and AROIC were determined, as described under “Long-Term Incentives.” However, because Adjusted Pretax Income, Adjusted Net Income and Adjusted Earnings Per Share are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to measures prescribed by GAAP. Rather, Adjusted Pretax Income, Adjusted Net Income and Adjusted Earnings Per Share should be used to supplement the most directly comparable GAAP financial measures in order to provide a greater understanding of our performance and the 2017 fiscal year annual incentive and 2014 PSU payouts to our NEOs.
The table below reconciles our total pretax income calculated in accordance with GAAP to the non-GAAP measure of Adjusted Pretax Income (in thousands):

For the Fiscal Year Ended November 30, 2017
Total pretax income	$289,995
Incentive and variable compensation expense	47,165
Inventory impairment and land option contract abandonment charges related to land purchased or optioned prior to January 1, 2008	19,082
Adjusted Pretax Income	$356,242

The table below reconciles our net income and diluted earnings per share calculated in accordance with GAAP to the non-GAAP measures of Adjusted Net Income and Adjusted Earnings Per Share used in the computation of the AEPS and AROIC performance measures for the 2014 PSUs (in thousands, except per share amounts):

	For the Fiscal Years Ended November 30,
	2017	2016	2015
Total pretax income	$289,995	$149,315	$127,043
Income tax expense	(109,400)	(43,700)	(42,400)
Net income	$180,595	$105,615	$84,643

Diluted earnings per share	$1.85	$1.12	$.85

Diluted average shares outstanding	98,316	96,278	102,857

Total pretax income	$289,995	$149,315	$127,043
Add: inventory impairment and land option contract abandonment charges	25,232	52,812	9,591
Add: variable compensation expense (income)	84	36	(315)
Adjusted total pretax income	315,311	202,163	136,319
Adjusted tax effect	(118,900)	(59,200)	(45,500)
Adjusted Net Income	$196,411	$142,963	$90,819

Adjusted Earnings Per Share	$2.01	$1.51	$.91

Diluted average shares outstanding	98,316	96,278	102,857

Adjusted Pretax Income is a non-GAAP financial measure, which is calculated as our total pretax income excluding incentive and variable compensation expense and inventory impairment and land option contract abandonment charges related to land purchased or optioned prior to January 1, 2008. For Adjusted Pretax Income, the most directly comparable GAAP financial measure is pretax income. Adjusted Net Income is a non-GAAP financial measure, which is calculated as our total pretax income excluding inventory impairment and land option contract abandonment charges and variable compensation expense (income). Adjusted Earnings Per Share is a non-GAAP financial measure calculated based on Adjusted Net Income. For Adjusted Net Income and Adjusted Earnings Per Share, the most directly comparable GAAP financial measures are net income and diluted earnings per share, respectively.

ATTACHMENT A — AMENDED AND RESTATED RIGHTS AGREEMENT

Amended and Restated
Rights Agreement
Dated Effective as of April 12, 2018,
By and Between
KB Home
and
Computershare Inc.,
as Rights Agent

Attachment A-1

1.	Certain Definitions

2.	Appointment of Rights Agent

3.	Issue of Right Certificates

4.	Form of Right Certificates

5.	Countersignature and Registration

6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates

7.	Exercise of Rights; Purchase Price; Expiration Date of Rights

8.	Cancellation and Destruction of Right Certificates

9.	Company Covenants Concerning Securities and Rights

10.	Record Date

11.	Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights

12.	Certificate of Adjusted Purchase Price or Number of Securities

13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power

14.	Fractional Rights and Fractional Securities

15.	Rights of Action

16.	Agreement of Rights Holders

17.	Right Certificate Holder Not Deemed a Stockholder

18.	Concerning the Rights Agent

19.	Merger or Consolidation or Change of Name of Rights Agent

20.	Duties of Rights Agent

21.	Change of Rights Agent

22.	Issuance of New Right Certificates

23.	Redemption

24.	Exchange

25.	Notice of Certain Events

26.	Notices

27.	Supplements and Amendments

28.	Successors; Certain Covenants

29.	Benefits of This Agreement

30.	Governing Law

31.	Severability

32.	Descriptive Headings, Etc.

33.	Determinations and Actions by the Board

34.	Effective Time

35.	Force Majeure

36.	Counterparts
Exhibit A
Exhibit B

Attachment A-2

AMENDED AND RESTATED RIGHTS AGREEMENT
This Amended and Restated Rights Agreement, dated effective as of April 12, 2018 (this “Agreement”), is made and entered into by and between KB Home, a Delaware corporation, and Computershare Inc., a Delaware corporation, as Rights Agent.
RECITALS
WHEREAS, the Company (as hereinafter defined) and a predecessor of the Rights Agent previously entered into the Rights Agreement, dated as of January 22, 2009 (the “Original Rights Agreement”);
WHEREAS, in connection with the Original Rights Agreement, on January 22, 2009, the Board of Directors of the Company authorized and declared a dividend distribution of one right (a “Right”) for each share of Common Stock, par value $1.00 per share, of the Company (a “Common Share”) outstanding as of the Close of Business (as hereinafter defined) on March 5, 2009 (the “Record Date”), each Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), on the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined), or as provided in Section 22;
WHEREAS, the Company desires to amend and restate the Original Rights Agreement to extend its term to the Expiration Date (as hereinafter defined) and to make related changes; and
WHEREAS, on April 12, 2018, the Company’s stockholders approved amending and restating the Original Rights Agreement, as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:
1.Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a)“Acquiring Person” means any Person (other than the Company, any Related Person or any Exempt Person) who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of 4.9% or more of the then-outstanding Common Shares; provided, however, that (i) any Person who would otherwise qualify as an Acquiring Person as of the Effective Time will not be deemed to be an Acquiring Person for any purpose of this Agreement unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than (1) pursuant to any agreement or regular-way purchase order for Common Shares that is in effect on or prior to the Effective Time and consummated in accordance with its terms after the Effective Time or (2) as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person, provided that the exclusion in this clause (i) shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, ceases to Beneficially Own 4.9% or more of the then-outstanding Common Shares, (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person, and (iii) a Person will not be deemed to have become an Acquiring Person solely as a result of an Exempt Transaction unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable or agrees in writing with the Company to divest, a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person” as defined pursuant to

Attachment A-3

the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.
(b)“Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b‑2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), will also include, with respect to any Person, any other Person (other than a Related Person or an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with Common Shares owned by such first Person pursuant to the provisions of the Code or the Treasury Regulations, provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.
(c)A Person will be deemed the “Beneficial Owner” of, and to “Beneficially Own,” any securities:
(i)which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;
(ii)the beneficial ownership of which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
(iii)which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or
(iv)of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;
provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(c) will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Directors of the Company may determine in any specific case. Notwithstanding anything in this Agreement to the contrary, to the extent not included within the foregoing provisions of this Section 1(c), a Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities which such Person would be deemed to constructively own or which otherwise would be aggregated with securities owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision.
(d)“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or New Jersey are authorized or obligated by law or executive order to close.
(e)“Close of Business” on any given date means 5:00 p.m., California time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., California time, on the next succeeding Business Day.
(f)“Code” means the Internal Revenue Code of 1986, as amended.
(g)“Common Shares” when used with reference to the Company means the shares of Common Stock, par value $1.00 per share, of the Company; provided, however, that if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(ii), “Common Shares” when used with reference to the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of the Company. “Common Shares” when used with reference to any corporation or other legal entity other than the Company, including an Issuer, means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.

Attachment A-4

(h)“Company” means KB Home, a Delaware corporation.
(i)“Distribution Date” means the earlier of: (i) the Close of Business on the tenth calendar day following the Share Acquisition Date (or, if the tenth calendar day after the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the commencement of a tender or exchange offer by any Person (other than the Company, any Related Person or any Exempt Person), if upon the consummation thereof such Person would be the Beneficial Owner of 4.9% or more of the then‑outstanding Common Shares.
(j)“Effective Time” means immediately prior to the Close of Business on March 5, 2009.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)“Exempt Person” means a Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares will not, as determined by the Board of Directors of the Company in its sole discretion, jeopardize or endanger the availability to the Company of any Tax Benefit, provided, however, that such a Person will cease to be an Exempt Person if the Board of Directors of the Company makes a contrary determination in its sole discretion with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person), regardless of the reason for such contrary determination.
(m)“Exempt Transaction” means any transaction that the Board of Directors of the Company determines, in its sole discretion, is exempt for purposes of this Agreement.
(n)“Expiration Date” means the earliest of (i) the Close of Business on April 30, 2021, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24, (iv) the Close of Business on the effective date of the repeal of Section 382 of the Code or any successor provision or replacement provision if the Board of Directors of the Company determines that this Agreement is no longer necessary for the preservation of Tax Benefits, and (v) the Close of Business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward.
(o)“Flip‑in Event” means any event described in clauses (A), (B) or (C) of Section 11(a)(ii).
(p)“Flip‑over Event” means any event described in clauses (i), (ii) or (iii) of Section 13(a).
(q)“Issuer” has the meaning set forth in Section 13(b).
(r)“Person” means any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such entity.
(s)“Preferred Shares” means shares of Series A Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company.
(t)“Purchase Price” means initially $85.00 per one one-hundredth of a Preferred Share, subject to adjustment from time to time as provided in this Agreement.
(u)“Record Date” has the meaning set forth in the Recitals to this Agreement.
(v)“Redemption Price” means $0.001 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.
(w)“Related Person” means (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.
(x)“Right” has the meaning set forth in the Recitals to this Agreement.
(y)“Right Certificates” means certificates evidencing the Rights, in substantially the form attached as Exhibit A.
(z)“Rights Agent” means Computershare Inc., unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means such successor Rights Agent.
(aa)“Securities Act” means the Securities Act of 1933, as amended.
(ab)“Share Acquisition Date” means the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

Attachment A-5

(ac)Reserved.
(ad)“Subsidiary” when used with reference to any Person means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.
(ae)“Tax Benefits” means the net operating loss carry-overs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code or any successor provision or replacement provision, of the Company or any direct or indirect subsidiary thereof.
(af)“Trading Day” means any day on which the principal national securities exchange or quotation system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quotation system, a Business Day.
(ag)“Treasury Regulations” means final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.
(ah)“Triggering Event” means any Flip‑in Event or Flip‑over Event.
2.Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions of this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. Upon five (5) calendar days prior written notice to the Rights Agent, the Company may from time to time act as Co‑Rights Agent or appoint such Co‑Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co‑Rights Agent; provided that the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Company shall determine, provided that the duties of the Rights Agent are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, the Company shall provide written notice thereof to the Rights Agent. To the extent that any Co‑Rights Agent takes any action pursuant to this Agreement, such Co‑Rights Agent will be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.
3.Issue of Right Certificates. (a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof, which certificates representing Common Shares will also be deemed to be Right Certificates (or, if the Common Shares are uncertificated, by the registration of the associated Common Shares on the stock transfer books of the Company), (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the transfer of any Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares. Commencing as promptly as practicable after the Record Date, the Company will make available a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form attached as Exhibit B to any holder of Rights who may request it from time to time prior to the Expiration Date.
(b)    Rights will be issued by the Company in respect of all Common Shares (other than Common Shares issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such Common Shares will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:
This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between KB Home and Computershare Inc. (or any successor Rights Agent), dated effective as of April 12, 2018 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of KB Home. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. KB Home will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain

Attachment A-6

circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.
(c)    Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:
The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 13 of the Rights Agreement.
(d)    As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send, at the expense of the Company and upon receipt of all relevant and information, including the names and addresses of all relevant holders if the Rights Agent is not also the transfer agent and registrar of the Common Shares), by first class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent upon the occurrence of the Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
(e)    In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.
4.Form of Right Certificates. The Right Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) will be substantially in the form attached as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, on their face will entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as are set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.
5.Countersignature and Registration. (a) The Right Certificates will be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and will have affixed thereto the Company’s seal or a facsimile thereof which will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates will be countersigned by the Rights Agent, either manually or by facsimile signature, and will not be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Right Certificates ceases to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
(b)    Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any quotation system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books

Attachment A-7

will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
6.Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 7(d) and 14, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate or Right Certificates must make such request in a writing delivered to the Rights Agent and must surrender, together with any required form of assignment and certificate duly executed and properly completed, the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. The Right Certificates are transferable only on the registry books of the Rights Agent. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(d) and 14, the Company will prepare, execute and deliver to the Rights Agent, and the Rights Agent will countersign and deliver, a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.
(b)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
7.Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the exercise price for the total number of securities as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d).
(b)    Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase properly completed and duly executed, and a signature guarantee and such other documentation as the Rights Agent may reasonably request, accompanied by payment as described above, the Rights Agent will promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of one one-hundredths of a Preferred Share to be purchased or, in the case of uncertificated shares or other securities, requisition from any transfer agent therefor a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or, if the Company elects to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or notices or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when necessary to comply with this Agreement, requisition from the Company or any transfer agent therefor (or make available, if the Rights Agent is the transfer agent) certificates representing the number of equivalent common shares (or, in the case of uncertificated shares, a notice of the number of equivalent common shares for which registration will be made on the stock transfer books of the Company) to be issued in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (iv) when necessary to comply with this Agreement, after receipt of such certificates or notices, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be

Attachment A-8

paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 or in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (vi) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vii) when necessary to comply with this Agreement, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).
(c)    In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Company will prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.
(d)    Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) properly completed and duly signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent may reasonably request.
8.Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all canceled Right Certificates to the Company, or will, at the written request of the Company, destroy such canceled Right Certificates, and in such case will deliver a certificate of destruction thereof to the Company.
9.Company Covenants Concerning Securities and Rights. The Company covenants and agrees that:
(a)It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares that will be sufficient to permit the exercise pursuant to Section 7 of all outstanding Rights.
(b)So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of the Rights may be listed on a national securities exchange or quoted on a quotation system, it will endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange or quoted on such system, upon official notice of issuance upon such exercise.
(c)It will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights, at the time of delivery of the certificates for (or registration of) such securities, will be (subject to payment of the Purchase Price and compliance with all other applicable provisions of this Agreement) duly authorized, validly issued, fully paid and nonassessable securities.
(d)It will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights (or, if such securities are uncertificated, the registration of such securities on the stock transfer books of the Company); provided, however, that the Company will not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing (or the registration of) securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates, depositary receipts or notices representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s reasonable satisfaction that no such tax is due.
(e)It will use its best efforts (i) to file on an appropriate form, as soon as practicable following the later of the Share Acquisition Date and the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure

Attachment A-9

compliance with, the applicable state securities or “blue sky” laws in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement. Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.
(f)Notwithstanding anything in this Agreement to the contrary, after the later of the Share Acquisition Date and the Distribution Date the Company will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.
(g)In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 13, 14 or 24, it will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.
10.Record Date. Each Person in whose name any certificate representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued (or in which such securities are registered upon the stock transfer books of the Company) upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate (or registration) will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price and all applicable taxes was duly made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate (or registration) will be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
11.Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)(i)    In the event that the Company at any time after the Record Date (A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivides the outstanding Preferred Shares, (C) combines the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13.

Attachment A-10

(ii)    Subject to the provisions of Section 24, if:
(A) any Person becomes an Acquiring Person; or
(B) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, directly or indirectly, (1) merges into the Company or otherwise combines with the Company and the Company is the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13), (2) merges or otherwise combines with any Subsidiary of the Company, (3) in one or more transactions (otherwise than in connection with the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfers cash, securities or any other property to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtains from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (otherwise than as part of a pro rata distribution to all holders of shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes (in one or more transactions) to, from, with or of, as the case may be, the Company or any of its Subsidiaries (otherwise than in a transaction subject to Section 13), any property, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm’s-length transaction with an unaffiliated third party, (5) receives any compensation from the Company or any of its Subsidiaries other than compensation as a director or a regular full-time employee, in either case at rates consistent with the Company’s (or its Subsidiaries’) past practices, or (6) receives the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or
(C) during such time as there is an Acquiring Person, there is any reclassification of securities of the Company (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or of securities exercisable or exchangeable for or convertible into equity securities of the Company or any of its Subsidiaries, of which an Acquiring Person, or any Affiliate or Associate of any Acquiring Person, is the Beneficial Owner;
then, and in each such case, from and after the latest of the Distribution Date, the Share Acquisition Date and the date of the occurrence of such Flip-in Event, proper provision will be made so that each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), in lieu of Preferred Shares, such number of Common Shares as equals the result obtained by (x) multiplying the then‑current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip‑in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip‑in Event, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip‑in Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Directors of the Company have determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use all reasonable efforts

Attachment A-11

to ensure that the provisions of this Section 11(a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. Upon the occurrence of a Flip‑in Event, no Right Certificate that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) will thereafter be issued pursuant to Section 3 or Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) will be canceled. Upon the occurrence of a Flip-over Event, any Rights that shall not have been previously exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only pursuant to Section 13 and not pursuant to this Section 11(a)(ii). The Company shall promptly notify the Rights Agent of the identity of any such Acquiring Person, Associate or Affiliate, or any nominee of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate, Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.
(iii)    Upon the occurrence of a Flip‑in Event, if there are not sufficient Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right, the Board of Directors of the Company will use its best efforts promptly to authorize and, subject to the provisions of Section 9(e), make available for issuance additional Common Shares or other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board of Directors of the Company) to the Common Shares (for purposes of this Section 11(a)(iii), “equivalent common shares”). In the event that equivalent common shares are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) Common Shares, to the extent any are available, and (B) a number of equivalent common shares, which the Board of Directors of the Company has determined in good faith to have a value equivalent to the excess of (x) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right (the “Exercise Value”) over (y) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of any Common Shares available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient Common Shares and/or equivalent common shares available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), equivalent common shares (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (1) the Exercise Value over (2) the product of the then‑current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.
(b)In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares (for purposes of this Section 11(b), “equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which is the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the

Attachment A-12

value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(c)In the event that the Company fixes a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex‑dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a reasonably detailed statement promptly filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which is such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d)(i)    For the purpose of any computation hereunder, the “current per share market price” of Common Shares on any date will be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex‑dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to take into account ex‑dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated quotation system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated quotation system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, “current per share market price” will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.
(ii)    For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares will be determined in the same manner as set forth above for Common Shares in Section 11(d)(i), other than the last sentence thereof. If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the “current per share market price” of the Preferred Shares will be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, “current per share market price” of the Preferred Shares will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one one-hundredth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one hundred.

Attachment A-13

(e)Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.
(f)If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Preferred Shares, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).
(g)All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i)The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, will be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j)Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.
(k)Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or such other securities, as the case may be, at such adjusted Purchase Price.
(l)In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other securities of the

Attachment A-14

Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Preferred Shares or other securities upon the occurrence of the event requiring such adjustment.
(m)Notwithstanding anything in this Agreement to the contrary, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company determines to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares is not taxable to such stockholders.
(n)Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date prior to the Distribution Date (i) pays a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares, (iii) combines the outstanding Common Shares into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event equals the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which is the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) will be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.
12.Certificate of Adjusted Purchase Price or Number of Securities. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or Section 13, the Company will promptly (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.
13.Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that:
(i)at any time after a Person has become an Acquiring Person, the Company consolidates with, or merges with or into, any other Person and the Company is not the continuing or surviving corporation of such consolidation or merger; or
(ii)at any time after a Person has become an Acquiring Person, any Person consolidates with the Company, or merges with or into the Company, and the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or
(iii)at any time after a Person has become an Acquiring Person, the Company, directly or indirectly, sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries;
then, and in each such case, proper provision will be made so that from and after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of such Flip-over Event (A) each holder of a Right thereafter has the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then‑current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the Share Acquisition Date, such number of duly authorized, validly issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as equals the result obtained by (x) multiplying the then‑current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the Share Acquisition Date and dividing that product by (y) 50% of the current per share market price of

Attachment A-15

the Common Shares of the Issuer (determined pursuant to Section 11(d)), on the date of the occurrence of such Flip‑over Event; (B) the Issuer will thereafter be liable for, and will assume, by virtue of the occurrence of such Flip‑over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” will thereafter be deemed to refer to the Issuer; and (D) the Issuer will take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.
(b)    For purposes of this Section 13, “Issuer” means (i) in the case of any Flip‑over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip‑over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12‑month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term “Issuer” means such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term “Issuer” means whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip‑over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer will be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision will be made so that the Issuer creates or otherwise makes available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement will apply to the issuer of such securities as if such securities were Common Shares.
(c)    The Company will not consummate any Flip‑over Event if, (i) at the time of or immediately after such Flip‑over Event, there are or would be any rights, warrants, instruments or securities outstanding or any agreements or arrangements in effect which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip‑over Event, the stockholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of the organization of the Issuer would preclude or limit the exercisability of the Rights. In addition, the Company will not consummate any Flip‑over Event unless the Issuer has a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer have duly executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip‑over Event, the Issuer will:
(A) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;
(B) take all such action as may be appropriate under, or to ensure compliance with, the applicable state securities or “blue sky” laws in connection with the exercisability of the Rights; and
(C) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
(d)    The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip‑over Event occurs at any time after the occurrence of a Flip‑in Event, except for Rights that have become null and void pursuant to Section 11(a)(ii), Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11(a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).

Attachment A-16

14.Fractional Rights and Fractional Securities. (a) The Company will not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal quotation system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal quotation system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.
(b)    The Company will not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares or to register fractional Preferred Shares on the stock transfer books of the Company (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to any Person to whom or which such fractional Preferred Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of one Preferred Share is the closing price of the Preferred Shares (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day will be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11(d)(i)) for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement); provided further, however, that if neither the Common Shares nor the Preferred Shares are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Preferred Share will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.
(c)    Following the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities or to register any such fractional securities on the stock transfer books of the Company. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Common Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will mean the fair value thereof as will be described in a statement filed with the Rights Agent.
(d)    Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge

Attachment A-17

of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
15.Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of the Company.
16.Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;
(b)After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates properly completed and duly executed;
(c)The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate, if any, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;
(d)Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.
(e)Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use its best efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.
17.Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.
18.Concerning the Rights Agent. (a) The Company will pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company will also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, suit, action, damage, judgment, fine, penalty, claim, demand, settlement, proceeding, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its

Attachment A-18

duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18 and Section 20 shall survive the termination of this Agreement, the exercise or expiration of the Rights, and the resignation, replacement, or removal of the Rights Agent.
(b)    The Rights Agent will be authorized and protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate or other notice evidencing Preferred Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to have received notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.
19.Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.
(b)    If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.
20.Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, will be bound:
(a)The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered, or omitted by it in accordance with such advice or opinion.
(b)Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent, and such certificate will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.
(c)The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of fees (not to include reimbursements for costs and expenses) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.
(d)The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

Attachment A-19

(e)The Rights Agent will not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor will it be responsible for any change in the terms or exercisability of the Rights or adjustment of the Rights (including any adjustment required under the provisions of Sections 11 or 13 hereof or any adjustment which results in Rights becoming null and void) or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.
(f)The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent will not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.
(h)The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein will preclude the Rights Agent or any such stockholder, affiliate, director, officer, or employee from acting in any other capacity for the Company or for any other Person.
(i)The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof. The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.
(j)If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions.
(k)No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
21.Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Preferred Shares or the Common Shares known to the Rights Agent, and to the holders of the Right Certificates by first class mail. In the event a transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice hereunder. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or

Attachment A-20

certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will (a) be a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, shareholder services or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of such a Person. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, provided, that, such predecessor Rights Agent, notwithstanding its resignation, removal or replacement, shall be reasonably compensated by the Company in connection with the foregoing. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares or the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
22.Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price per share and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.
23.Redemption. (a) Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then‑outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) Share Acquisition Date. Any such redemption will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board of Directors of the Company).
(b)    Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption (with prompt notice thereof to the Rights Agent) and, within 10 calendar days thereafter, will give notice of such redemption to the holders of the then‑outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d)) at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares and, to the extent that any such other payment is discretionary, may

Attachment A-21

reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board of Directors of the Company) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.
24.Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the later of the Share Acquisition Date and the Distribution Date, exchange all or part of the then‑outstanding and exercisable Rights (which will not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Any such exchange will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board of Directors of the Company). Notwithstanding the foregoing, the Board of Directors of the Company will not be empowered to effect such exchange at any time after any Person (other than the Company or any Related Person), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the then‑outstanding Common Shares.
(b)    Immediately upon the effectiveness of the exchange of any Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange (with prompt notice thereof to the Rights Agent) and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.
(c)    In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i) equivalent common shares (as such term is used in Section 11(a)(iii)), (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board of Directors of the Company (whose determination will be described in a statement filed with the Rights Agent), equal to the current market value of one Common Share (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.
25.Notice of Certain Events. (a) If, after the Distribution Date, the Company proposes (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or reclassification of the Common Shares then, in each such case, the Company will give to the Rights Agent and to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever is the earlier.

Attachment A-22

(b)    In case any Triggering Event occurs, then, in any such case, the Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights.
(c)    Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of any Rights or of any Common Shares for purposes of this Agreement.
26.Notices. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if made in writing and sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
KB Home
10990 Wilshire Boulevard
Los Angeles, California 90024
Attention: General Counsel
(b)    Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if made in writing and sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Computershare Inc.
2335 Alaska Avenue
El Segundo CA 90245
Attention: Relationship Manager
with a copy to:
Computershare Inc.
250 Royall Street
Canton, MA 02021
Attention: Legal Department
(c)    Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior the Distribution Date, to the holder of any Common Shares) will be sufficiently given or made if made in writing and sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
27.Supplements and Amendments. Prior to the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the penultimate sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Shares. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment shall cause the Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence. Without limiting the generality or effect of the foregoing, this Agreement may be supplemented or amended to provide for such voting powers for the Rights and such procedures for the exercise thereof, if any, as the Board of Directors of the Company may determine to be appropriate. Any supplement or amendment must be evidenced by a writing to be signed by the Company and the Rights Agent. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent will execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, (a) no supplement or amendment may be made which decreases the stated Redemption Price to an amount less than $0.0005 per Right, and (b) the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations, or immunities under this Agreement. Notwithstanding anything in this Agreement to the contrary, the limitations on the ability of the Board of Directors of the Company to amend this Agreement set forth in this Section 27 shall not affect the power or ability of the Board of Directors of the Company to take any other action that is consistent with its fiduciary duties under Delaware law, including without limitation accelerating or extending the Expiration Date or making any

Attachment A-23

other amendment to this Agreement that is permitted by this Section 27 or adopting a new stockholder rights plan with such terms as the Board of Directors of the Company determines in its sole discretion to be appropriate.
28.Successors; Certain Covenants. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.
29.Benefits of This Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).
30.Governing Law. This Agreement, each Right and each Right Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that all provisions regarding the rights, duties, and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
31.Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall effect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately. Nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.
32.Descriptive Headings, Etc. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof. Unless otherwise expressly provided, references herein to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of or to this Agreement.
33.Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as the Board of Directors of the Company deems to be applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382 of the Code, or any successor provision or replacement provision. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement (including without limitation Section 27, this Section 33 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become null and void). Without limiting any of the rights of the Rights Agent under this Agreement, all such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent is entitled always to assume that the Company’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.
34.Effective Time. Notwithstanding anything in this Agreement to the contrary, this Agreement will not be effective until the Effective Time.
35.Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

Attachment A-24

36.Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

KB HOME By: Name: Brian J. Woram Title: Executive Vice President and General Counsel

COMPUTERSHARE INC. By: Name: Dennis Moccia Title: Manager, Contract Administration

Attachment A-25

EXHIBIT A
FORM OF RIGHT CERTIFICATE
Certificate No. R‑____________                                    __________ Rights
NOT EXERCISABLE AFTER APRIL 30, 2021 OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED, OR IN CERTAIN OTHER CIRCUMSTANCES. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.
Right Certificate
KB HOME
This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Amended and Restated Rights Agreement, dated effective as of April 12, 2018 (the “Rights Agreement”), between KB Home, a Delaware corporation (the “Company”), and Computershare Inc. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the “Preferred Shares”), of the Company, at a purchase price of $85.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date.
As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.
Pursuant to the Rights Agreement, from and after the occurrence of a Flip‑in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip‑in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip‑in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip‑in Event, no Right

Attachment A-26

Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement will be canceled.
This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.0005 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.
The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.
No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.
This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.
WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ________, ____.

ATTEST:	KB HOME By: Name: Title:

Countersigned: COMPUTERSHARE INC. By: Authorized Signature

Attachment A-27

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)
FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto ______________________________________________________________________________
(Please print name and address of transferee)
______________________________________________________________________________ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated: __________, ____

Signature
Signature Guaranteed: _____________________________

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    the Rights evidenced by this Right Certificate [  ] are [  ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);
(2)    after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated: __________, ____

Signature

Attachment A-28

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to
exercise the Right Certificate)
To KB Home:
The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase the one one-hundredths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:
Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:
Please insert social security
or other identifying number:

(Please print name and address)

Dated: __________, ____

Signature
Signature Guaranteed: _____________________________

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
(1)    the Rights evidenced by this Right Certificate [  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);
(2)    after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated: __________, ____

Signature

Attachment A-29

NOTICE
Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Attachment A-30

EXHIBIT B
SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
On January 22, 2009, the Board of Directors of KB Home adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of KB Home’s Common Stock, par value $1.00 per share. The dividend was payable on March 5, 2009 to our stockholders of record on that date. On April 12, 2018, the rights plan was amended and restated. The terms of the rights and the rights plan are set forth in an Amended and Restated Rights Agreement, dated effective as of April 12, 2018, by and between KB Home and Computershare Inc., as rights agent.
Our Board adopted the rights plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our deferred tax assets in reducing potential future federal income tax obligations. We have substantial deferred tax assets in the form of net operating losses, built-in losses and tax credits, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these deferred tax assets in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that these deferred tax assets do not otherwise become limited, we believe that we will be able to carry forward a significant amount of them. However, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use our deferred tax assets will be substantially limited, and the timing of the usage of could be substantially delayed, which could significantly impair the value of those assets.
In general terms, the rights plan imposes a significant penalty upon any person or group that acquires 4.9% or more of our outstanding common stock without the prior approval of our Board. A person or group that acquires a percentage of our common stock in excess of that threshold is called an “acquiring person.” Any rights held by an acquiring person are void and may not be exercised.
This summary of rights provides a general description of the rights plan. Because it is only a summary, this description should be read together with the entire rights plan, which we incorporate in this summary by reference. We have filed the rights plan with the Securities and Exchange Commission as an exhibit to our registration statement on Form 8-A/A filed on April 12, 2018. Upon written request, we will provide a copy of the rights plan free of charge to any stockholder.
The Rights. Our Board authorized the issuance of one right per each outstanding share of our common stock on March 5, 2009. If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00. Each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.
Exercisability. The rights will not be exercisable until the earlier of:

•	10 days after a public announcement by KB Home that a person or group has become an acquiring person; and

•
10 business days (or a later date determined by our Board) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the “distribution date.” Until the distribution date, our common stock certificates will also evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate from the common stock and be evidenced by right certificates, which we will mail to all holders of rights that have not become null and void.
Flip-in Event. After the distribution date, if a person or group already is or becomes an acquiring person, all holders of rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase shares of our common stock (or other securities or assets as determined by the Board) with a market value of two times the purchase price.
Flip-over Event. After the distribution date, if a flip-in event has already occurred and KB Home is acquired in a merger or similar transaction, all holders of rights except the acquiring person may exercise their rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Attachment A-31

Rights may be exercised to purchase our preferred shares only after the distribution date occurs and prior to the occurrence of a flip-in event as described above. A distribution date resulting from the commencement of a tender offer or exchange offer described in the second bullet point above could precede the occurrence of a flip-in event, in which case the rights could be exercised to purchase our preferred shares. A distribution date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a flip-in event, in which case the rights could be exercised to purchase shares of common stock or other securities as described above.
Expiration. The rights will expire on the earliest of (i) April 30, 2021, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the effective time of the repeal of Section 382 of the Code or any successor statute if the Board determines that the rights plan is no longer necessary for the preservation of our tax assets, and (v) the first day of a taxable year of the Company to which the Board determines that no NOLs or other tax assets may be carried forward.
Redemption. Our Board may redeem all (but not less than all) of the rights for a redemption price of $0.0005 per right at any time before the later of the distribution date and the date of the first public announcement or disclosure by KB Home that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price. The redemption price will be adjusted if we declare a stock split or issue a stock dividend on our common stock.
Exchange. After the later of the distribution date and the date of the first public announcement by KB Home that a person or group has become an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our Board may exchange each right (other than rights that have become null and void) for one share of common stock or an equivalent security.
Anti-Dilution Provisions. Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. No adjustments to the purchase price of less than 1% will be made.
Amendments. Before the time rights cease to be redeemable, our Board may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.0005 per right. At any time thereafter, our Board may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable. The limitations on our Board’s ability to amend the rights plan does not affect our Board’s power or ability to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the expiration date of the rights, making any amendment to the rights plan that is permitted by the rights plan or adopting a new rights plan with such terms as our Board determines in its sole discretion to be appropriate.

* * *

Attachment A-32

KB HOME
10990 Wilshire Boulevard
Los Angeles, California 90024
(310) 231-4000

KB HOME
ANNUAL MEETING OF STOCKHOLDERS
APRIL 12, 2018

Dear Fellow Stockholder:

Your vote and investment in KB Home are very important. We encourage you to vote via the Internet or telephone as indicated on the reverse side of this form. If you choose to vote by mail, please complete and return this form for tabulation as soon as possible to ensure your vote is counted.

Thank you for your continued support of KB Home.

Sincerely,

Jeffrey T. Mezger
Chairman, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 12, 2018: You may access and download copies of KB Home's 2017 Annual Report and 2018 Proxy Statement at http://www.kbhome.com/investor/proxy

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — KB HOME

+

PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 12, 2018
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Receipt of proxy materials for the above Annual Meeting of Stockholders is acknowledged. The undersigned hereby constitutes and appoints Jeffrey T. Mezger and Brian J. Woram, and each of them, as attorney, agent and proxy of the undersigned, each with the power to act without the other and with full power of substitution, and authorizes each of them to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of KB Home ("Company") of which the undersigned would be entitled to direct the vote if personally present at the 2018 Annual Meeting of Stockholders of the Company to be held on April 12, 2018, and at any and all adjournments or postponements thereof ("Meeting"), as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee, "FOR" Item 2, "FOR" for Item 3 and "FOR" Item 4, and in each such proxyholder's discretion upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

If shares of the Company's Common Stock are held on behalf of the undersigned under the Company's Amended and Restated 401(k) Savings Plan ("Plan") and/or if the undersigned is entitled to direct the vote of shares held by the Company's Grantor Stock Ownership Trust ("Trust"), this form serves to provide confidential voting instructions to the respective Trustee that votes the shares of the Plan and the Trust as to any and all such shares as to which the undersigned had the right to give voting instructions on February 9, 2018 to vote as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee, "FOR" Item 2, "FOR" for Item 3 and "FOR" Item 4, and in the discretion of each of the above-named proxies upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

PLEASE MARK, DATE AND SIGN THIS FORM AND RETURN IT PROMPTLY, OR USE THE INTERNET OR TELEPHONE OPTIONS DESCRIBED ON THE REVERSE SIDE OF THIS FORM, EVEN IF YOU PLAN TO ATTEND THE MEETING. VOTING INSTRUCTIONS IN RESPECT OF SHARES OF THE COMPANY'S COMMON STOCK REGISTERED WITH KB HOME'S TRANSFER AGENT MUST BE RECEIVED ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 11, 2018 TO BE COUNTED.

VOTING INSTRUCTIONS TO THE RELEVANT TRUSTEES IN RESPECT OF PLAN SHARES AND TRUST SHARES, HOWEVER, MUST BE RECEIVED BY THE TRUSTEE ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 10, 2018 TO BE COUNTED. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS TO THE PLAN TRUSTEE, YOUR PLAN SHARES, IF ANY, WILL NOT BE VOTED.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +

KB HOME

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by the applicable deadline stated on the other side of this form.

Vote by Internet

- Go to **www.investorvote.com/KBH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — YOUR BOARD RECOMMENDS A VOTE "FOR" EACH OF THESE DIRECTOR NOMINEES.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - Dorene C. Dominguez	☐	☐	☐	1.2 - Timothy W. Finchem	☐	☐	☐	1.3 - Dr. Stuart A. Gabriel	☐	☐	☐
1.4 - Dr. Thomas W. Gilligan	☐	☐	☐	1.5 - Kenneth M. Jastrow, II	☐	☐	☐	1.6 - Robert L. Johnson	☐	☐	☐
1.7 - Melissa Lora	☐	☐	☐	1.8 - Jeffrey T. Mezger	☐	☐	☐	1.9 - James C. Weaver	☐	☐	☐
1.10 - Michael M. Wood	☐	☐	☐								

YOUR BOARD RECOMMENDS A VOTE "FOR" THIS ITEM

	For	Against	Abstain
3. Approve the Amended and Restated Rights Agreement.	☐	☐	☐

In their discretion, the named proxies are authorized to vote upon any other matter that may properly come before the Meeting or any and all adjournments or postponements thereof, including upon any motion to adjourn or postpone all or any portion of the Meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 P C F

02R6XA